UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CREE, INC.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Cree, Inc.:

The 2009 Annual Meeting of Shareholders of Cree, Inc. will be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, October 29, 2009, at 10:00 a.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1—Election of eight directors

•	Proposal No. 2—Approval of an amendment to the 2004 Long-Term Incentive Compensation Plan

•	Proposal No. 3—Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 27, 2010

All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on August 31, 2009 are entitled to notice of and to vote at the meeting.

We are also pleased to announce that we are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. We believe this new process should provide you with a convenient and quick way to access your proxy materials and vote your shares. Beginning on or about September 15, 2009, our Board of Directors expects to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, which will indicate how to access our 2009 Proxy Statement and 2009 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

By order of the Board of Directors,

Adam H. Broome
Secretary

Durham, North Carolina

September 4, 2009

IMPORTANT:    Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number available on the Internet voting site; (2) over the Internet, by accessing the website address printed on your Notice; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.

PROXY STATEMENT

MEETING INFORMATION

The Board of Directors of Cree, Inc., or the Company, is asking for your proxy for use at the 2009 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, October 29, 2009, at 10:00 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of eight directors; (2) approval of an amendment to the 2004 Long-Term Incentive Compensation Plan, or the LTIP; and (3) ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 27, 2010.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the amendment to the LTIP, and FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 27, 2010.

Beginning on or about September 15, 2009, proxy materials for the annual meeting, including this proxy statement and our 2009 Annual Report, are being made available to shareholders entitled to vote at the annual meeting. The annual report is not part of our proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to Be Held on October 29, 2009:

The annual report and proxy statement will be available on the Internet at

www.cree.com/annualmeeting

Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 15, 2009, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our annual report. The Notice also instructs you on how you can vote using the Internet and how you can access the Internet voting site, which will contain instructions on how you can vote by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES

Who Can Vote

Only shareholders of record of the Company at the close of business on August 31, 2009 are entitled to vote at the meeting and any adjournments of the meeting. At that time, there were 90,376,290 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

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Voting by Telephone. You can vote by following the directions on your Notice to access the Internet voting site and by calling the toll-free telephone number available on the site, or if you requested printed proxy materials, by calling the toll-free number printed on your proxy card. The deadline for voting by telephone is Wednesday, October 28, 2009, at 11:59 p.m. Eastern time.

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Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address printed on the Notice. The deadline for voting over the Internet is Wednesday, October 28, 2009 at 11:59 p.m. Eastern time.

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Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, October 28, 2009.

•

Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote

You can revoke your proxy and change your vote by (1) attending the meeting and voting in person, (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed, (3) timely submitting new voting instructions by telephone or over the Internet as described above or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.

How Your Proxy Will Be Voted

If you timely submit your proxy by telephone, over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement, “FOR” approval of the amendment to the LTIP, and “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 27, 2010.

How You Can Vote Shares Held by a Broker or Other Nominee

If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you.

Quorum Required

A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on any matter (sometimes referred to as a “broker non-vote”) will also be considered present for purposes of determining the existence of a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast. Thus the eight nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

The proposed amendment to the LTIP and ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2010 will be approved if the votes cast for approval exceed the votes cast against approval.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors

All eight of the persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background	Director Since
Charles M. Swoboda	42	Mr. Swoboda has served as the Company’s Chief Executive Officer since June 2001, as President since January 1999, as a member of the Board of Directors since October 2000 and as chairman since April 2005. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Vice President for Operations, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.	2000

John W. Palmour, Ph.D.	48	Dr. Palmour, one of the Company’s founders, has been a member of the Board of Directors since October 1995 and has served as the Company’s Chief Technology Officer-Advanced Devices since September 2008. He previously served as the Company’s Director of Advanced Devices from 1995 to September 2008 and as an Executive Vice President from August 2002 to September 2008. As Chief Technology Officer-Advanced Devices, Dr. Palmour is responsible for research associated with the Company’s power and radio frequency businesses and also manages the Company’s contract research programs. He previously served on the Board of Directors from 1992 to 1993.	1995

Dolph W. von Arx	75	Mr. von Arx has been a member of the Board of Directors since October 1991 and has served as Lead Independent Director since April 2005. He is the former Chairman, President and Chief Executive Officer of Planters Lifesavers Company, an affiliate of RJR Nabisco, Inc. Since his retirement from Planters Lifesavers Company in 1991, Mr. von Arx served as non-executive Chairman of Morrison Restaurants Inc., a publicly held family dining business, from 1996 to 1998 and is currently a director of Sanibel Captiva Trust Company and Juice Technologies LLC.	1991

Name	Age	Principal Occupation and Background	Director Since
Clyde R. Hosein	50	Mr. Hosein has been a member of the Board of Directors since December 2005. Since June 2008, he has served as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and has also served as its Interim Chief Operating Officer and Secretary since October 2008. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of essential mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation.	2005

Robert A. Ingram	66	Mr. Ingram joined the Board of Directors in December 2008. Since January 2003, he has served as Vice Chairman Pharmaceuticals, GlaxoSmithKline, a publicly traded pharmaceutical research and development company. He previously served as Chief Operating Officer and President of Pharmaceutical Operations of GlaxoSmithKline following the December 2000 merger of Glaxo Wellcome plc and SmithKline Beecham plc. Prior to the merger he served as Chief Executive Officer of Glaxo Wellcome plc and as Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc. He also serves on the Boards of Directors of Lowe’s Companies, Inc., Allergan, Inc., and Edwards Lifesciences Corporation, and also as Chairman of the Board of Directors of OSI Pharmaceuticals, Inc. and as Lead Director of Valeant Pharmaceuticals International.	2008

Franco Plastina	46	Mr. Plastina joined the Board of Directors in December 2007. Since February 2006, he has served as President and Chief Executive Officer, and as a board member, of Tekelec, a publicly traded provider of telecommunications network systems and software applications. Before joining Tekelec, from September 2005 through February 2006, Mr. Plastina served as Executive in Residence at Warburg Pincus LLC, a private equity firm, where he was responsible for evaluating potential investments and providing executive support to portfolio companies. From 2003 to 2005, he held various executive positions with Proxim Corporation, a provider of Wi-Fi and broadband wireless access products, including Executive Chairman, President and CEO. In June 2005, Proxim Corporation filed a voluntary petition for relief under the reorganization provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. From 1987 until 2002, Mr. Plastina served in a series of management and executive positions with Nortel Networks Corporation, a multi-national telecommunications equipment provider.	2007

Name	Age	Principal Occupation and Background	Director Since
Harvey A. Wagner	68	Mr. Wagner has served on the Board of Directors since February 2004. Since April 2008, he has served as President and Chief Executive Officer, and as a board member, of Caregiver Services, Inc., a home care provider. Mr. Wagner previously served as President and Chief Executive Officer of Quovadx, Inc., a global software and services company, from October 2004 to July 2007, as its Acting President and Chief Executive Officer from May 2004 to October 2004, and as a member of its Board of Directors from April 2004 to July 2007. From 1989 to 1994 he served as CFO at Computervision Corporation and from 1994 to 1998 at Scientific-Atlanta, Inc. From 1998 until joining Quovadx in 2004, he held CFO positions with Premiere Technologies, Inc., PaySys International, Inc., Optio Software, Inc. and Mirant Corporation. Earlier in his career he spent 18 years in Silicon Valley where he held senior financial positions with GTE Corporation, Fairchild and American Microsystems. He is currently also a director of FormFactor, Inc. and StarTek, Inc.	2004

Thomas H. Werner	49	Mr. Werner has been a member of the Board of Directors since March 2006. He has served as Chief Executive Officer for SunPower Corporation, a publicly traded manufacturer of high-efficiency solar cells and solar panels, since June 2003, and is also a member of its Board of Directors. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company.	2006

The Board of Directors recommends shareholders

vote FOR election of the nominees named above.

Executive Officers

Mr. Swoboda serves as both an executive officer of the Company and a member of the Board of Directors. John T. Kurtzweil (age 53) and Stephen D. Kelley (age 47) also serve as executive officers of the Company.

Mr. Kurtzweil was appointed as Executive Vice President – Finance and as Chief Financial Officer and Treasurer of the Company effective September 29, 2006. Before joining the Company, he served from 2004 to 2006 as Senior Vice President and Chief Financial Officer of Cirrus Logic, Inc., a publicly traded supplier of analog, mixed-signal and digital processing solutions for audio and industrial product applications, based in Austin, Texas. He previously served as Senior Vice President and Chief Financial Officer of ON Semiconductor Corporation, a global supplier of power- and data-management semiconductors and standard semiconductor components, and of disk drive component manufacturer Read-Rite Corporation, which sold substantially all of its assets to Western Digital Corp. in 2003. Immediately prior to joining Cirrus Logic, Mr. Kurtzweil had served as interim Chief Financial Officer for Quepasa Corporation, an online company serving the growing U.S. Hispanic community.

Mr. Kelley was appointed as an Executive Vice President and as Chief Operating Officer of the Company effective August 19, 2008. Before joining the Company, he served from 2003 to 2008 as Vice President and General Manager of the Standard Linear and Logic Group of Texas Instruments Incorporated, a publicly traded semiconductor supplier based in Dallas, Texas. Mr. Kelley previously served as Senior Vice President and

General Manager of Philips Semiconductors, a division of Royal Philips Electronics N.V., from 2002 to 2003 and held a series of other executive positions with Philips Semiconductors beginning in 1993. He was previously employed by National Semiconductor Corporation, MX-COM, Inc., Fairchild Semiconductor International, Inc. and Motorola Semiconductor (now Freescale, Inc.).

Code of Ethics

We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. The full text of our Code of Ethics is published on our website at www.cree.com. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

Board Composition and Independence of Directors

The size of the Board of Directors was fixed at nine members in 1988 by shareholder action pursuant to the Company’s Bylaws. Generally only from six to eight persons have served on the Board of Directors at any one time. Only eight persons have been nominated for election at the annual meeting. Under the rules of the Securities and Exchange Commission, the accompanying proxy cannot be voted for more than eight nominees.

A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market, or Nasdaq. The Board of Directors has determined that six of the present directors—Messrs. von Arx, Hosein, Ingram, Plastina, Wagner and Werner—are each an “independent director” within the meaning of the applicable Marketplace Rules of Nasdaq. All of these directors are standing for re-election. Additionally, the Board of Directors has determined that James E. Dykes, whose term expired and who ceased to be a director effective as of the date of last year’s annual meeting of shareholders, was an “independent director” within the meaning of the applicable Marketplace Rules of Nasdaq.

Attendance at Meetings

The Board of Directors held five meetings during the fiscal year ended June 28, 2009, or fiscal 2009. Each incumbent director attended or participated in 75% or more of the aggregate of the number of meetings of the Board of Directors held during the period he was a director and the number of meetings of committees on which he served that were held during the period of his service.

The Company expects all directors to attend each annual meeting of shareholders absent good reason. Seven directors, including all nominees for re-election at the 2009 Annual Meeting of Shareholders who were directors at that time, attended the 2008 Annual Meeting of Shareholders.

Standing Committees

The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at www.cree.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.

Audit Committee

The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements and internal accounting and financial controls, (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the auditors engaged to provide audit services to the Company and (iii) the Company’s compliance with legal and regulatory requirements.

The members of the Audit Committee are Messrs. Wagner, Hosein and Plastina. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules, including the special independence requirements applicable to Audit Committee members. Mr. Wagner is Chairman of the Audit Committee and has served in that capacity since 2004. The Board of Directors has determined that each of Mr. Wagner, Mr. Hosein and Mr. Plastina is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held nine meetings during fiscal 2009. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Governance and Nominations Committee

The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (i) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders, (ii) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors, (iii) developing and recommending to the Board of Directors corporate governance principles for the Company and (iv) otherwise taking a leadership role in shaping the corporate governance of the Company.

The members of the Governance and Nominations Committee are Messrs. von Arx, Hosein, Ingram, Plastina, Wagner and Werner. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules. Mr. von Arx is Chairman of the Governance and Nominations Committee and has served in that capacity since 2004. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2010 Annual Meeting of Shareholders” below. The Governance and Nominations Committee held four meetings during fiscal 2009. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Compensation Committee

The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval.

The Compensation Committee solicits the recommendations of the Company’s Chief Executive Officer with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in the Compensation Discussion and Analysis. In addition, beginning in 2008, the Compensation Committee engaged Radford Consulting, an Aon Company, or Radford, an outside global human resources consulting firm, to conduct an annual review of the Company’s total compensation program for its executive officers and directors, including a review for fiscal 2009. Radford provided the Committee with relevant market data and alternatives to consider when making compensation decisions with respect to the Company’s executive officers and in making recommendations with respect to the compensation of non-employee directors. The Committee generally makes decisions and recommendations regarding annual compensation at its August meeting each year.

The members of the Compensation Committee are Messrs. Werner, von Arx and Ingram. Mr. Dykes also served on the Compensation Committee until his term expired at last year’s annual meeting of shareholders. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Marketplace Rules. Mr. Werner is Chairman of the Compensation Committee and has served in that capacity since January 30, 2007. The Compensation Committee held five meetings during fiscal 2009. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Certain Transactions

Transactions with Companies Related to Paul Lo

The Company acquired COTCO Luminant Device Limited (now Cree Hong Kong Limited), or COTCO, from COTCO Holdings Limited, a Hong Kong company (now United Luminous International (Holdings) Limited), or Holdings, on March 30, 2007 pursuant to a Share Purchase Agreement dated March 12, 2007. As a result of the acquisition, Holdings (which is beneficially owned by Paul Lo), became a beneficial owner of more than 5% of the Company’s common stock. As reported by Mr. Lo to the Company, Mr. Lo ceased to be a beneficial owner of more than 5% of the Company’s common stock during fiscal 2009.

The Share Purchase Agreement with Holdings provided that additional consideration of up to $125.0 million would become payable to Holdings or its designees in the event COTCO achieved specific EBITDA targets over the Company’s two full fiscal years following the acquisition. The operations acquired in the COTCO acquisition achieved the required EBITDA target for the fiscal year ended June 29, 2008, or fiscal 2008, such that the first tranche of the additional consideration in the amount of $60.0 million was earned as of June 2008. To settle that obligation, the Company made a cash payment in the amount of $60.0 million to Holdings in the first quarter of fiscal 2009. The operations acquired in the COTCO acquisition achieved certain defined EBITDA targets for fiscal 2009 as well, such that the second and final tranche of additional consideration in the amount of $57.1 million was earned as of June 2009. To settle that obligation, the Company made a second and final cash payment in the amount of $57.1 million to Holdings in the first quarter of fiscal 2010.

Transactions with United Luminous International Holdings (Limited)

Concurrently with the Company’s acquisition of COTCO, the Company, COTCO and Holdings entered into a Transition Services Agreement under which Holdings agreed to make certain services and systems available to the Company and COTCO, and COTCO agreed to provide certain services to Holdings, in order to effect an orderly transfer of administrative support services and facilities. The Transition Services Agreement expired in March 2009. Under the agreement, COTCO agreed to pay Holdings monthly fees totaling approximately $25,000 for the services and use of the systems, and Holdings agreed to pay COTCO a monthly service fee of approximately $4,200.

Transactions with Light Engine Limited

As the beneficial owner of Holdings, Paul Lo is also the beneficial owner of Light Engine Limited, or Light Engine, which is a subsidiary of Holdings and a former sister company of COTCO. Light Engine is primarily focused on value added modules and systems for lighting products. During fiscal 2009, Light Engine purchased approximately $39.8 million of LED products from two of the Company’s subsidiaries, COTCO and LED Lighting Fixtures, Inc. (now Cree LED Lighting Solutions, Inc.), or LLF. The Company acquired LLF on February 29, 2008.

Light Engine’s purchases from COTCO were made pursuant to the Supply Agreement, entered into at the time of the Company’s acquisition of COTCO, under which Light Engine agreed to purchase LED lamp products until June 28, 2009. The Supply Agreement was amended effective June 28, 2009 to extend until June 26, 2011. The Supply Agreement requires Light Engine to purchase a minimum quarterly volume of lamp products from COTCO based on the volume of products COTCO sold to Holdings and its subsidiaries in the quarter ended December 31, 2006. Light Engine is to use commercially reasonable efforts to increase its quarterly volume of purchases by at least 10% per quarter after September 24, 2007, subject to business and market conditions. In addition, in the event Light Engine intends to purchase lamp products beyond the minimum requirements of the Supply Agreement, COTCO has a right of first refusal to supply the additional lamp products so long as the products meet Light Engine’s reasonable requirements. Light Engine’s purchases from LLF were made pursuant to standard purchase orders.

Light Engine and LLF are also parties to a Manufacturing Agreement and a Distribution Agreement, each dated as of May 31, 2007. Under the Manufacturing Agreement, Light Engine agreed to combine materials consigned by LLF with raw materials procured by Light Engine to manufacture, assemble and test solid state lighting fixtures for LLF. LLF reimburses Light Engine for the raw materials Light Engine supplies and pays Light Engine an assembly fee and a management and logistics fee for the solid state lighting fixtures. During fiscal 2009, LLF incurred fees of approximately $10.6 million payable to Light Engine for lighting fixtures manufactured pursuant to the Manufacturing Agreement. Under the Distribution Agreement, LLF appointed Light Engine as the exclusive distributor of LLF’s LR6 products in China, Hong Kong, Taiwan, Macau, Australia and New Zealand, and as a non-exclusive distributor of the products in certain countries in Southeast Asia. No sales have occurred under the Distribution Agreement.

Transactions with Konwin Technology Limited-Unaudited

Paul Lo collectively with certain immediate family members, owns a minority interest in Gold Peak Industries (Holdings) Limited, which owns a minority interest in Lighthouse Technologies Limited. Lighthouse Technologies Limited wholly owns Konwin Technology Limited, or Konwin, resulting in Paul Lo, collectively with certain immediate family members, indirectly beneficially owning approximately 11% of Konwin. Konwin is primarily focused on LED modules for video displays and is an established customer of COTCO. In fiscal 2009, Konwin purchased a total of approximately $38.1 million of LED lamp products from COTCO pursuant to standard purchase orders.

Transactions with Bridgelux, Inc.

From September 2006 until December 2008, the Company and the Trustees of Boston University, or the University, had multiple patent infringement lawsuits pending with Bridgelux, Inc. (formerly eLite Optoelectronics), or Bridgelux, as the opposing party. In June 2007, Mark Swoboda was appointed Chief Executive Officer of Bridgelux. Mark Swoboda is the brother of the Company’s Chairman, Chief Executive Officer and President, Charles M. Swoboda.

On December 22, 2008, the Company and the University entered into a Settlement and License Agreement with Bridgelux in which the parties agreed to settle their pending patent infringement litigation and to dismiss all claims and counterclaims in the suits. As part of the settlement, the Company granted Bridgelux a license to the Company and University patents at issue in the litigation, and Bridgelux agreed to pay the Company an upfront fee of $1,500,000 and royalties ranging from 3% to 6% of certain Bridgelux sales, depending on the percentage of Bridgelux’s LED chip requirements that it purchases from the Company during each royalty measurement period. In fiscal 2009, Bridgelux paid the Company royalties of approximately $0.1 million. Bridgelux is required to purchase a certain portion of its LED chip requirements from the Company beginning July 1, 2010 through the end of the term of the Agreement.

To facilitate Bridgelux’s purchases of LED chips from the Company, Bridgelux and the Company also entered into a Supply Agreement on December 22, 2008. During fiscal 2009, no sales occurred under the Supply Agreement.

Review and Approval of Related Person Transactions

The Audit Committee must approve any related person transaction, which is defined in the Audit Committee Charter as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which Audit Committee approval is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee may exercise their discretion in performance of their duties as directors. These duties include the obligation of a director under North Carolina law to ‘discharge his duties as a director, including his duties as a member of a committee: (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.’ [North Carolina General Statutes Section 55-8-30(a)]. The Audit Committee approved the related person transactions described above under “Certain Transactions.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and beneficial owners were complied with on a timely basis during 2009.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO 2004

LONG-TERM INCENTIVE COMPENSATION PLAN

General

We are requesting that shareholders approve a proposed amendment to the 2004 Long-Term Incentive Compensation Plan, or LTIP, by approving the amended plan in Appendix A to this proxy statement. The amendment was unanimously approved at a meeting of the Board of Directors on August 18, 2009 and will become effective only upon shareholder approval. The LTIP is currently the only plan under which we are authorized to award share-based compensation to employees and outside directors, including stock options and restricted stock.

The following summary describes the material changes that would be made by the proposed amendment. This summary is qualified by the full text of the amended plan as set out in Appendix A.

Number of Authorized Shares. As of September 2, 2009, there remained 2,258,144 shares available for future awards under the LTIP. The proposed amendment would increase the number of shares that may be issued under the plan by 3,000,000 shares. If the amendment is approved, then based on the awards outstanding as of September 2, 2009, there would be 5,258,144 shares available for future awards under the plan, of which no more than 654,406 shares could be awarded as restricted stock, stock units and performance units. The plan limits the total number of shares that may be awarded as restricted stock, stock units and performance units, and the proposed amendment would not increase this limit. For additional information regarding outstanding awards under our equity compensation plans, please refer to the section below entitled “Equity Compensation Plans.”

We believe the LTIP, as proposed to be amended, is essential to the Company’s future success and encourage shareholders to vote in favor of its approval. Assuming the presence of a quorum, approval of this amendment to the plan requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and non-votes will have no effect on the vote to approve this proposal.

The Board of Directors recommends

shareholders vote FOR Proposal No. 2.

Description of LTIP

The following is a description of the LTIP as proposed to be amended. This description is merely a summary of material provisions of the plan and is qualified by the full text of the amended plan as set out in Appendix A.

Nature and Purpose. The LTIP provides for grants to eligible participants in the form of nonqualified stock options, incentive stock options, SARs, restricted stock, stock units and performance units. The objectives of the plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

The LTIP is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The LTIP is not a qualified employee pension plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code.

Eligible Participants. Only employees of the Company and its subsidiaries, and non-employee directors of the Company, are eligible to receive awards under the LTIP. As of September 2, 2009, there were approximately

3,227 employees, including part-time and temporary employees, and six non-employee directors who were eligible to participate in the LTIP. The Company generally does not make stock-based awards to part-time employees working less than 30 hours per week, to temporary employees, or to employees of subsidiaries incorporated in the People’s Republic of China. Since September 2005, the Company has generally limited awards to salaried (exempt) employees and to non-employee directors.

Administration. The LTIP provides that it is to be administered by a committee, or the Committee, consisting of two or more non-employee directors appointed by the Board of Directors. The Committee has the exclusive right to interpret, construe and administer the LTIP, to select the persons eligible to receive awards and to act in all matters pertaining to the granting of awards and the contents of agreements evidencing awards. The Committee has the exclusive right to approve awards to outside directors. The Committee’s decisions are conclusive, final and binding upon all parties. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under the LTIP. The Board of Directors may appoint separate Committees, each composed solely of outside directors, to administer specific provisions of the plan.

Unless the Board of Directors directs otherwise, the Compensation Committee of the Board of Directors serves as the Committee under the terms of the LTIP. The charter adopted by the Board of Directors for the Compensation Committee provides that all members of the Compensation Committee must be (i) independent directors who meet the independence requirements of Nasdaq’s Marketplace Rules, (ii) “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) “outside directors” as defined by Section 162(m) of the Code. To the extent permitted by law and the Company’s Bylaws, and subject to the applicable rules of any securities exchange or quotation or trading system on which the Company’s shares are traded, the Committee may delegate authority under the LTIP to one or more Committee members or executive officers of the Company, except that the Committee may not delegate such authority with respect to awards to directors or executive officers. The Committee may also delegate authority for certain administrative functions under the LTIP to an officer or employee of the Company.

Securities to be Offered. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to awards under the LTIP. Shares subject to awards under the plan are made available from the authorized and unissued shares of the Company’s common stock. The last sale price of the common stock on September 2, 2009 was $36.08 per share, as reported by Nasdaq.

As of September 2, 2009, there were available for future awards under the LTIP a total of 2,258,144 shares, of which 654,406 shares were available for awards of restricted stock, stock units and performance units. The amendment proposed by Proposal No. 2 would increase the aggregate number of shares that may be issued pursuant to awards under the LTIP by 3,000,000 shares. If for any reason any shares awarded or subject to purchase under the LTIP are not delivered or purchased, or are reacquired by the Company, the shares will again become available for issuance pursuant to awards under the LTIP, except that shares with respect to which a SAR is exercised and any shares withheld for payment of taxes in connection with an award will not thereafter be available for issuance under the plan. The determination of the number of shares that may again become available for issuance with respect to grants of incentive stock options will be made in accordance with the requirements of applicable regulations under the Code.

The Committee has authority to determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, (i) the aggregate number of shares subject to options or SARs granted in any one fiscal year to any one participant shall not exceed 300,000; (ii) the aggregate number of shares subject to restricted stock or stock unit awards granted in any one fiscal year to any one participant shall not exceed 100,000; and (iii) the aggregate value of performance unit awards (valued as of the grant date) that may be granted in any one fiscal year to any one participant shall not exceed the fair market value of 100,000 shares.

The Committee will make equitable adjustments upon the occurrence of certain events that result in changes in the outstanding shares of the Company’s common stock or that result in exchanges of shares of common stock for a different number or class of common stock or other securities of the Company or another corporation. These events include changes in corporate capitalization, such as a stock split, reverse stock split or stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure or any distribution to shareholders (other than a cash dividend). Under such circumstances, adjustments may be made by the Committee in the number of shares that may be awarded under the LTIP, the limitations on the aggregate number of shares that may be awarded to any one participant, the number and class of shares that may be subject to an award and which have not been issued or transferred under an outstanding award, the exercise price under outstanding options and the number of shares to be transferred in settlement of outstanding SARs and the terms, conditions or restrictions of any award and award agreement, including the price payable for the acquisition of shares.

Amendments. The Committee or the Board of Directors may at any time terminate or from time to time amend the LTIP, but no such action may adversely affect any rights or obligations with respect to any awards previously granted under the LTIP unless the affected participants consent in writing. However, neither the Committee nor the Board of Directors may, without approval of the shareholders, amend the LTIP to materially (i) increase benefits accruing to participants, (ii) increase the number of shares which may be issued under the LTIP or (iii) modify the requirements for participation in the LTIP. The Company must also obtain the approval of the shareholders before amending the LTIP to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which shares are traded or other applicable law.

The Committee may amend outstanding awards in a manner not inconsistent with the terms of the LTIP; provided, however, that (i) if the amendment is adverse to the participant, as determined by the Committee, the amendment will not be effective unless and until the participant consents in writing, except as otherwise permitted by the LTIP or the award agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding option or SAR, nor award any option or SAR to replace a canceled option or SAR with a higher exercise price, except for adjustments in connection with changes in corporate capitalization and other events as described above, unless such an amendment is approved by the shareholders. Neither the Committee nor the Board of Directors may amend, waive, lapse or otherwise modify any conditions or restrictions in any outstanding award without shareholder approval, except to the extent that the award as so modified would have been permitted by provisions of the plan, described below under “Limitations on Acceleration of Awards,” that permit accelerated vesting, or the lapse or waiver of restrictions or other conditions, so long as the aggregate number of shares subject to such awards does not exceed five percent (5%) of the number of shares authorized for grant under the plan.

Limitations on Acceleration of Awards. The Committee may grant awards with terms that provide that vesting of the award accelerates or other restrictions lapse, or that conditions to payment of a performance unit may be deemed met without achieving the related performance goal, only in certain circumstances. Subject to the exceptions described below, such circumstances are limited to (i) the death, disability or retirement of the participant, (ii) a “change in control” of the Company (as defined in a written employment or similar agreement with the Company), or (iii) an acquisition of the Company in which outstanding awards are not assumed by the acquiror or replaced with equivalent awards issued by the acquiror.

As an exception to these limitations, the Committee may grant awards with terms that provide for accelerated vesting, or the lapse or waiver of restrictions or other conditions, in other circumstances so long as the aggregate number of shares subject to such awards does not exceed five percent (5%) of the number of shares authorized for grant under the plan. In addition, stock options and restricted stock awards granted on or before June 29, 2008 may provide for accelerated vesting, or lapse or waiver of restrictions or other conditions, in the event that the participant’s employment is terminated by the Company without cause or by the participant for good reason, where “cause” and “good reason” are defined in a written employment agreement with the Company.

Stock Options. The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of the option and the period of exercise are determined by the Committee and set forth in an award agreement. The exercise price may not be less than the fair market value of a share on the date of grant. No option granted under the LTIP shall be exercisable after the seventh anniversary of the date of grant.

Options granted under the LTIP shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of shares with respect to which the option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the award agreement. Unless otherwise authorized by the Committee, no shares shall be delivered, whether in certificated or uncertificated form, until the full exercise price has been paid. The option price upon exercise shall be payable to the Company either (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the LTIP’s purpose and applicable law.

SARs. SARs granted under the LTIP entitle the participant to receive an amount payable in shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified purchase price. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment. No SAR granted under the LTIP shall be exercisable after the seventh anniversary of the date of grant.

Restricted Stock and Stock Units. A restricted stock award under the LTIP is an award of shares issued to a participant with such restrictions as the Committee may impose, including restrictions on the right to retain the shares, to sell, transfer, pledge or assign the shares, to vote the shares and/or to receive any cash dividends with respect to the shares. A stock unit award under the LTIP is an award, valued by reference to a share, in which the Company promises to pay the value of the award to the participant by delivery of such property as the Committee shall determine, including cash or shares or any combination thereof, and that has such restrictions as the Committee may impose, including restrictions on the right to retain the award, to sell, transfer, pledge or assign the award and/or to receive any cash dividend equivalents with respect to the award.

The restrictions on restricted stock and stock unit awards may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, subject to certain minimum restriction periods described below. Restricted stock and stock unit awards may be made either alone, in addition to or in tandem with other types of awards permitted under the LTIP and may be current or deferred grants of restricted stock or stock units.

The terms of restricted stock and stock unit awards, including the purchase price, if any, to be paid for the restricted stock or stock unit, any restrictions applicable to the restricted stock or stock unit such as continued service or achievement of performance goals, the length of the restriction period and whether any circumstances will shorten or terminate the restriction period, and rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock, or to receive dividend equivalents in the case of stock units that accrue dividend equivalents, will be determined by the Committee and set forth in the agreement relating to such award.

All grants of restricted stock or stock units shall have a restriction period of at least three years, except that awards with restrictions based upon achievement of performance goals shall have a restriction period of at least one year. These minimum restriction periods may be shortened in limited circumstances as described above under “Limitations on Acceleration of Awards.” In addition, the Committee may provide in the award agreement or an individual employment or similar agreement for vesting of an award on a pro rata basis during the restriction period. Unless otherwise set forth in an agreement relating to a restricted stock award, a participant awarded shares as restricted stock shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, provided however that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company for the account of the participant. A participant to whom stock units are awarded has no rights as a shareholder with respect to the shares represented by the stock units unless and until shares are actually delivered to the participant in settlement of the award. However, the Committee may specify in the award agreement that stock units have dividend equivalent rights.

Performance Units. Performance units are awards granted in terms of a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee) in which the Company promises to pay the value of the award by delivery of such property as the Committee shall determine, including without limitation, cash or shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish. Such awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such awards shall be set forth in the award agreement. Except as otherwise provided in the award agreement, a participant shall be entitled to receive any dividends declared with respect to earned grants of performance units that are being settled in shares and that have not yet been distributed to the participant (such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to stock units under the LTIP). In addition, unless otherwise provided in the award agreement, a participant shall be entitled to exercise full voting rights with respect to such shares.

Performance Measures. For awards under the LTIP that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure or measures to be used for purposes of such awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost and/or unit cost. The Committee can establish other performance measures for awards granted to participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

Awards to Outside Directors. Each non-employee director may receive awards of nonqualified stock options, SARs, restricted stock, stock units or a combination thereof in any fiscal year for up to a total of 20,000 shares, of which no more than 10,000 shares may be awarded as restricted stock or stock units. The number of shares subject to such awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such awards shall be approved from time to time by the Committee and shall be subject to the terms of the LTIP applicable to awards in general.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of awards made under the LTIP.

Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize income taxable as ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option, and the Company will be entitled to a corresponding deduction. A participant who is an employee of the Company or a consolidated subsidiary (which are collectively referred to as the Company in this section entitled “Federal Income Tax Consequences”) will be subject to income tax withholding on the ordinary income recognized upon exercise of a nonqualified stock option. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within three months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the incentive stock option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

SARs. A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock award is granted. If such election is made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions will be deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

Stock Units. A participant will not recognize taxable income upon the grant of a stock unit and the Company will not be entitled to a tax deduction at that time. When the participant receives shares pursuant to a stock unit that is settled in shares, the federal income tax laws applicable to restricted stock awards, described above, will apply if the shares are restricted at that time. If the shares are unrestricted at that time, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by the participant is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies.

Performance Units. A participant will not recognize taxable income upon the grant of a performance unit and the Company will not be entitled to a tax deduction at that time. Upon the settlement of a performance unit, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the cash paid and the fair market value of the shares or other property delivered to the participant, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies and except in the case of performance units settled in shares of restricted stock (in which case the federal income tax laws applicable to restricted stock described above will apply).

Compliance with Section 162(m). Section 162(m) of the Code limits the income tax deduction by the Company for certain compensation paid to the chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) to $1 million per year. Compensation realized with respect to stock options awarded under the LTIP, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, and compensation realized with respect to SARs awarded under the LTIP, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the LTIP be approved by the Company’s current shareholders. In addition, other types of awards under the LTIP may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m).

Compliance with Section 409A. Section 409A of the Code prescribes certain requirements for nonqualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Awards granted under the LTIP with a deferral feature will be subject to the requirements of Section 409A. The Company seeks to structure all awards granted under the LTIP to satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time. However, if an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Plan Awards

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issued or issuable pursuant to stock options granted under the LTIP, (ii) the number of restricted shares of common stock awarded under the LTIP and (iii) the number of shares of common stock issued or issuable pursuant to performance units granted under the LTIP, in each case since the LTIP’s inception on November 4, 2004 through September 2, 2009. Any future awards granted to eligible participants under the LTIP are subject to the discretion of the Committee or Board of Directors and therefore are not determinable at this time. To date, no incentive stock options have been granted under the LTIP and none are presently contemplated. The table does not include grants made under any of the Company’s other compensation plans.

Cumulative Grants Since

Plan Inception in 2004

	No. of Shares Underlying Options Granted	Restricted Shares Granted	No. of Shares Underlying Performance Units Granted
Charles M. Swoboda Chairman, Chief Executive Officer and President	396,000	160,000	5,794

John T. Kurtzweil Executive Vice President – Finance, Chief Financial Officer and Treasurer	155,000	38,000	—

John W. Palmour, Ph.D. Chief Technology Officer – Advanced Devices (1)	120,000	30,000	—

Stephen D. Kelley Executive Vice President and Chief Operating Officer	115,000	26,000	—

Dolph W. von Arx	25,000	25,000	—
Clyde R. Hosein	23,750	23,750	—
Robert A. Ingram	8,750	8,750	—
Franco Plastina	13,750	13,750	—
Harvey A. Wagner	25,000	25,000	—
Thomas H. Werner	22,500	22,500	—

All current executive officers as a group	666,000	224,000	5,794
All current directors who are not executive officers as a group	238,750	148,750	—
All associates of directors, executive officers or nominees	0	0	—
All other persons who received or are to receive 5% of plan awards	0	0	—
All employees, including all current officers who are not executive officers, as a group (2)	8,357,008	619,200	—

(1)	Dr. Palmour has been a member of the Company’s Board of Directors since October 1995. He previously served as an Executive Vice President of the Company from August 2002 to September 27, 2008.

(2)	Amounts reported are the gross number of shares underlying grants; 860,280 options and 13,150 restricted shares have been forfeited upon termination of employees.

The Company in August 2009 also granted additional performance units to Mr. Swoboda under the LTIP. Pursuant to this award, he may earn incentive compensation, in a target amount equal to 88% of his base salary, if the Company achieves certain financial goals during fiscal 2010. This award does not provide for settlement in shares. The actual payout may range from 0% to 150% of the target amount depending upon the Company’s financial performance.

Equity Compensation Plans

As of September 2, 2009:

•

There were options to purchase 10,140,556 shares of our common stock outstanding under all of our equity compensation plans, including legacy plans under which we will make no more grants. The weighted average remaining life of these outstanding options was 4.23 years, and the weighted average exercise price was $30.30.

•	There were 414,670 shares outstanding subject to restricted stock awards that remain subject to forfeiture.

•

There were 2,258,144 shares available for future grants under the LTIP, of which no more than 654,406 shares can be awarded as restricted stock, stock units and performance units, and 816,516 shares available for future issuance under our 2005 Employee Stock Purchase Plan, or ESPP.

The following table provides information, as of June 28, 2009, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	8,608,956	(2)	$29.03	5,212,569	(3)
Equity compensation plans not approved by security holders	369,068	(4)	$12.07	0
Total	8,978,024		$28.33	5,212,569

(1)	Refers to shares of the Company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: Equity Compensation Plan—3,534,471 shares; and LTIP—5,074,485.

(3)	Includes shares remaining for future issuance under the following plans in the amounts indicated: LTIP—4,396,053 shares, 820,906 shares of which are available for issuance as restricted shares; and ESPP—816,516 shares.

(4)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: 2001 Nonqualified Stock Option Plan, or the Nonqualified Plan—28,417 shares; Fiscal 2001 Stock Option Bonus Plan, or the Fiscal 2001 Bonus Plan—93,090 shares; Nitres, Inc. 1999 Stock Option/Stock Issuance Plan, or the Nitres Plan—20,307 shares; INTRINSIC Semiconductor Corporation 2003 Equity Incentive Plan, or the INTRINSIC Plan—56,702 shares; and LED Lighting Fixtures, Inc. 2006 Stock Plan, or the LLF Plan—170,552 shares. The Company assumed (i) the options outstanding under the Nitres Plan, which have a weighted average exercise price of $0.005 per share, in connection with the Company’s acquisition of Nitres, Inc. in May 2000; (ii) the options outstanding under the INTRINSIC Plan, which have a weighted average exercise price of $5.86 per share, in connection with the Company’s acquisition of INTRINSIC Semiconductor Corporation, or INTRINSIC, in July 2006; and (iii) the options outstanding under the LLF Plan, which have a weighted average exercise price of $3.47 per share, in connection with the Company’s acquisition of LLF in February 2008.

As of June 28, 2009, the only compensation plans or arrangements under which the Company is authorized to issue equity securities and which have not been previously approved by the shareholders are the Nonqualified

Plan, the Fiscal 2001 Bonus Plan and the options assumed under the Nitres Plan, the INTRINSIC Plan and the LLF Plan. All of these plans have been terminated as to future grants. The following is a brief description of the material features of these plans; this description is not intended to be a complete description of the plans and is qualified in its entirety by reference to the full text of the applicable plan:

Nonqualified Plan. The Nonqualified Plan was adopted by the Board of Directors in April 2001. It provided for grants to the Company’s eligible employees (including employees of its controlled subsidiaries) of nonqualified stock options to purchase shares of the Company’s common stock. None of the Company’s directors or officers was eligible to receive awards under the Nonqualified Plan. The Nonqualified Plan terminated as to additional grants in January 2003. As of June 28, 2009, there were 28,417 nonqualified stock options outstanding under the Nonqualified Plan.

Fiscal 2001 Bonus Plans. The Board of Directors adopted the Fiscal 2001 Bonus Plan in October 1999 in order to provide for grants of nonqualified stock options to the Company’s eligible employees (including employees of its controlled subsidiaries) for each quarter of fiscal 2001 if the Company achieved pre-established financial targets for the quarter. None of the Company’s directors or officers was eligible to receive awards under the plan, and employees participating in its cash incentive compensation programs did not participate in the plan. The Fiscal 2001 Bonus Plan expired as to additional grants in September 2001. As of June 28, 2009, there were 93,090 nonqualified stock options outstanding under the Fiscal 2001 Bonus Plan.

Nitres Plan. In connection with the acquisition of Nitres, Inc. in May 2000, pursuant to which Nitres became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the Nitres Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the Nitres Plan. As of June 28, 2009, there were 20,307 nonqualified stock options outstanding under the Nitres Plan.

INTRINSIC Plan. In connection with the acquisition of INTRINSIC in July 2006, pursuant to which INTRINSIC became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the INTRINSIC Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the INTRINSIC Plan. As of June 28, 2009, there were 12,341 incentive stock options and 44,361 nonqualified stock options outstanding under the INTRINSIC Plan.

LLF Plan. In connection with the acquisition of LLF in February 2008, pursuant to which LLF became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the LLF Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the LLF Plan. As of June 28, 2009, there were 170,552 nonqualified stock options outstanding under the LLF Plan.

OWNERSHIP OF SECURITIES

Principal Shareholders and Share Ownership by Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 2, 2009 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each person named in the Summary Compensation Table on page 34, (iii) each person serving as a director or nominated for election as a director and (iv) all current executive officers and directors as a group. Except as otherwise indicated by footnote, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
FMR LLC (2)	11,169,482	12.3%
82 Devonshire Street
Boston, MA 02109
PRIMECAP Management Company (3)	8,852,407	9.8%
225 South Lake Avenue, #400
Pasadena, CA 91101
ClearBridge Advisors, LLC (4)	6,264,610	6.9%
620 8th Avenue
New York, NY 10018
John W. Palmour, Ph.D. (5)	1,036,145	1.1%
Dolph W. von Arx (6)	630,206	*
Charles M. Swoboda (7)	782,314	*
John T. Kurtzweil (8)	136,435	*
Stephen D. Kelley (9)	51,807	*
Robert A. Ingram (10)	13,500	*
Harvey A. Wagner (11)	68,000	*
Clyde R. Hosein (12)	42,500	*
Thomas H. Werner (13)	40,000	*
Franco Plastina (14)	22,500	*
All current directors and executive officers as a group (10 persons) (15)	2,823,407	3.1%

*	Less than 1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)	As reported by FMR LLC in its report on Form 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2009, which states that FMR LLC has defined investment discretion with respect to all of such shares, sole voting authority with respect to 1,055 shares and no voting authority with respect to 11,168,427 shares.

(3)	As reported by PRIMECAP Management Company in its report on Form 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2009, which states that PRIMECAP Management Company has sole investment discretion with respect to all of such shares, sole voting authority with respect to 3,909,507 shares and no voting authority with respect to 4,942,900 shares.

(4)	As reported by ClearBridge Advisors, LLC in its report on Form 13F filed with the Securities and Exchange Commission for the quarter ended June 30, 2009, which states that ClearBridge Advisors, LLC has defined investment discretion with respect to all of such shares, sole voting authority with respect to 4,806,436 shares and no voting authority with respect to 1,458,174 shares.

(5)	Includes 411,667 shares subject to options exercisable within sixty days of September 2, 2009, and 18,000 shares held by Dr. Palmour pursuant to restricted stock awards which had not vested as of September 2, 2009. Also includes 141,840 shares held in a margin account. The share amount reported for Dr. Palmour includes 40,000 shares owned by his spouse and with respect to which he may be deemed to possess shared voting and investment power; Dr. Palmour disclaims beneficial ownership of these shares.

(6)	Includes 76,000 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 5,000 shares held by Mr. von Arx pursuant to a restricted stock award which had not vested as of September 2, 2009. The share amount reported for Mr. von Arx includes 453,380 shares held in revocable living trusts over which Mr. von Arx has shared voting and investment power. The share amount reported for Mr. von Arx also includes 29,326 shares held by a family trust of which his spouse is a co-trustee with respect to which he has no voting or investment power, and 8,000 shares owned by a charitable foundation of which he is a director and with respect to which he may be deemed to possess shared voting and investment power. Mr. von Arx disclaims beneficial ownership of the 29,326 shares held by the family trust.

(7)	Includes 551,000 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 99,000 shares held by Mr. Swoboda pursuant to restricted stock awards which had not vested as of September 2, 2009.

(8)	Includes 96,667 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 22,400 shares held by Mr. Kurtzweil pursuant to restricted stock awards which had not vested as of September 2, 2009. The share amount reported for Mr. Kurtzweil includes 17,368 shares held jointly with his spouse and as to which he possesses shared voting and investment power.

(9)	Includes 26,667 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 22,000 shares held by Mr. Kelley pursuant to restricted stock awards which had not vested as of September 2, 2009.

(10)	Includes 3,750 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 5,000 shares held by Mr. Ingram pursuant to restricted stock awards which had not vested as of September 2, 2009. The share amount reported for Mr. Ingram includes 3,750 shares held jointly with his spouse and as to which he possesses shared voting and investment power.

(11)	Includes 43,000 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 5,000 shares held by Mr. Wagner pursuant to a restricted stock award which had not vested as of September 2, 2009.

(12)	Includes 18,750 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 5,000 shares held by Mr. Hosein pursuant to a restricted stock award which had not vested as of September 2, 2009.

(13)	Includes 17,500 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 5,000 shares held by Mr. Werner pursuant to a restricted stock award which had not vested as of September 2, 2009. The share amount reported by Mr. Werner includes 2,000 shares held by a family trust.

(14)	Includes 8,750 shares subject to options exercisable within sixty days of September 2, 2009. Also includes 5,000 shares held by Mr. Plastina pursuant to a restricted stock award which had not vested as of September 2, 2009. The share amount reported for Mr. Plastina includes 8,750 shares held jointly with his spouse and as to which he possesses shared voting and investment power.

(15)	For all current executive officers and directors as a group, includes a total of 1,253,751 shares subject to options exercisable within sixty days of September 2, 2009 and 191,400 shares held pursuant to restricted stock awards which had not vested as of September 2, 2009. Also includes a total of 141,840 shares held in a margin account.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of our Board of Directors has overall responsibility for executive officer compensation, including: defining the compensation philosophy, setting the elements of compensation and determining individual compensation decisions. The Committee is also responsible for overseeing administration of compensation and benefit plans and programs in which our executive officers are eligible to participate.

The following discussion and analysis describes the elements of our compensation programs with respect to the fiscal 2009 compensation of our named executive officers, including the purpose of each element and its relationship to the overall compensation philosophy of the Company. In addition, this discussion and analysis explains the decisions that were made in determining the fiscal 2009 compensation for each named executive officer.

During fiscal 2009, our named executive officers included our Chairman, Chief Executive Officer and President, Charles M. Swoboda, referred to as our CEO, our Executive Vice President—Finance, Chief Financial Officer and Treasurer, John T. Kurtzweil, referred to as our CFO, and our Executive Vice President and Chief Operating Officer, Stephen D. Kelley, referred to as our COO. For fiscal 2009, our named executive officers also included Dr. John W. Palmour who served as our Executive Vice President—Advanced Devices for a portion of fiscal 2009 but who was not an executive officer at the end of fiscal 2009.

This discussion and analysis should be read in connection with the accompanying tables and text disclosing the fiscal 2009 compensation awarded to, earned by or paid to the named executive officers included elsewhere in this proxy statement.

Compensation Philosophy and Objectives

The compensation program is designed to enhance shareholder value by providing compensation packages that will enable us to attract and retain talented executives, align the interests of our executives with the long-term interests of our shareholders and motivate executives to achieve business goals and objectives.

The Committee believes that the compensation packages provided to our executives, including the named executive officers, should include both cash and stock-based compensation and utilize incentive-based compensation to reward performance as measured against established business goals.

To achieve its objectives in setting fiscal 2009 compensation for our executive officers, the Committee:

•	Emphasized variable, performance-based compensation to motivate executives to achieve the Company’s business objectives and align pay with performance.

•

Increased the proportion of compensation that is performance-based and at-risk (i.e., cash incentive compensation and equity awards) for executives with greater responsibilities who are positioned to influence our ability to achieve strategic objectives.

•

Utilized equity compensation to create a culture of ownership and focus on long-term growth. Equity played a significant role in the pay mix of the executives to ensure alignment with shareholder interests.

The Committee considered a variety of factors in setting individual compensation levels, including individual and Company performance for fiscal 2008 based on established objectives, Company performance for fiscal 2008 as compared with a group of peer companies (including competitive pay practices), historical compensation levels, the relative levels of compensation among our executive officers, and retention risks.

The Committee engaged Radford to act as an independent compensation consultant. Radford provided competitive market analysis, guidance in selecting the peer group and advice on market trends. Radford does not perform other work for the Company.

Elements of Executive Compensation

The primary elements of the executive compensation program are described below:

Compensation Element	Purpose	Practice
Base salary	Annual cash compensation for services rendered during the fiscal year.	Competitive market ranges are established using the 50th and 75th percentile of the composite market as “goal posts”. Actual executive salary is based on a holistic assessment by the Committee of the scope of position, experience, overall contributions to the success of the Company and individual performance and may be outside of the goal posts.

Performance-based incentive compensation	Annual cash payments for achieving predetermined financial goals and quarterly cash payments (for all executive officers except the CEO) for achieving predetermined financial or performance goals.	Target incentives, as a percentage of an executive’s base salary, are established based on competitive market data. Actual payout is linked directly to the achievement of specified individual and/or corporate goals.

Long-term equity incentive compensation	Combination of stock options and restricted stock designed to focus on long-term growth and increased shareholder value; to retain and motivate executives.	Equity award grants are based on an evaluation of competitive market data, corporate performance and retention risks. The levels vary among participants based on position and individual performance. Equity comprises a larger portion of the total direct compensation than the other pay elements.

Other benefits	To attract and retain executives and by providing market competitive benefits.	Executive officers are eligible to participate in health and welfare plans, life insurance, 401(k) and a stock purchase program. These plans are not unique to executive officers and are available to all regular, full-time employees. In addition, the Company has entered into a change in control agreement with each executive officer and, they are covered under a severance plan which provides for severance benefits in the event the executive officer is terminated without cause or resigns for good reason not in connection with a change in control.

Determining Competitive Market Levels

The Committee uses competitive market data in setting individual compensation levels for our executive officers. This data is derived from two sources: (1) public company filings from a select peer group and (2) published survey data. The two data points were equally blended to create a market composite, which the Committee uses to derive competitive target compensation ranges (“market range”) for each element of compensation and the combined totals of the elements. The Committee believes that this approach provides the most meaningful market and accurate comparison.

The Committee, assisted by Radford, selects the peer group based on the following criteria:

•	Semiconductor or semiconductor-related business

•	Semiconductor device companies (as opposed to equipment companies)

•	Clean technology companies (those who offer products and services to reduce the use of natural resources)

•	Comparable revenue, market cap, and market cap as a multiple of revenue

•	Comparable number of employees

•	Companies that we compete against for executive talent

The companies comprising the compensation peer group used in determining fiscal 2009 executive compensation were:

Atheros Communications, Inc.	PMC-Sierra, Inc.*
II-VI Inc.	Rambus Inc.
Integrated Device Technology Inc.*	RF Micro Devices, Inc.*
Intersil Corp.*	Semtech Corp.*
Linear Technology Corp.	Silicon Laboratories Inc.*
Micrel, Inc.*	Skyworks Solutions, Inc.
Microchip Semiconductor Inc.	SunPower Corp.
Microsemi Corp.*

*	Denotes companies that were also part of the peer group for fiscal 2008.

For comparative purposes, our revenues for the preceding fiscal year (fiscal 2008) approximated the median annual revenues and market value of the compensation peer group companies listed above.

The following companies were included in the fiscal 2008 peer group but were eliminated from the group in fiscal 2009 because they no longer met the criteria described above:

Anadigics, Inc.	Omnivision Technologies, Inc.
Cypress Semiconductor Corp.	Supertex, Inc.
Fairchild Semiconductor International, Inc.	Triquint Semiconductors, Inc.

The Committee used the peer group data to compare the Company’s performance to performance of the peer group and reviewed each officer’s compensation against the peer group proxy data for comparable positions (if listed). The Committee reviewed compensation of the individuals in the context of Company performance as a means to ensure there was a strong link between pay and performance.

Additionally, the Committee considered published Radford Executive High-Technology survey data as a source of competitive data to ascertain the broader competitive market. For positions such as Dr. Palmour’s, where there was not a representative position within the peer group, the survey data provided the only market data points to consider in the assessment of appropriate pay and performance. The Committee targeted companies with annual revenue levels between $200.0 million and $599.9 million. A list of these companies can be found in Appendix B.

Factors considered in making individual pay decisions

It is not the Committee’s objective that any element represent a specific percentage of overall compensation for any officer. However, consistent with our philosophy, for executives other than the CEO, over 65% of total direct compensation was allocated to at-risk pay. For the CEO, over 75% of his total direct compensation was allocated to at-risk pay.

The Committee then reviewed the total direct compensation relative to the composite market data. The Committee, as a guideline, seeks to confirm that each executive’s total direct compensation is within a target range that is between the 50th percentile and the 75th percentile of competitive market compensation paid to similarly situated executives (determined as described above). In applying this guideline, the Committee values the total direct compensation as the sum of the base salary, the targeted value of the performance-based incentive compensation and the estimated fair value of the equity awards at the time the compensation is approved. The estimated fair value of stock options is calculated based on a Black-Scholes model. Restricted stock is valued based on a 30-day average closing market price. For fiscal 2009, the targeted total direct compensation of each of the named executive officers was within this 50th to 75th percentile guideline.

For fiscal 2009 executive pay decisions, the Committee also examined the Company’s revenue growth, total shareholder return, net income growth and earnings per share relative to the Company’s peer companies. The information was reviewed on one-year, three-year (compounded) and five-year (compounded) bases. While the Company’s historical performance varied in comparison to peer performance by metric, the one-, three- and five-year total shareholder returns, and the five-year results on all four measures positioned the Company’s performance ahead of the peer median in the third quartile. In particular, the five-year compounded revenue growth rate was greater than all of the peers while the other results noted were in the third quartile. The Committee considered this relative performance in determining that fiscal 2009 compensation was appropriately set in the same range relative to the peer group.

In determining total direct compensation for fiscal 2009, the Committee considered relevant experience level and scope of responsibilities in addition to the individual performance of each executive. In the case of the CEO, the Committee reviews proposed strategic goals at a meeting typically held in April or May and then approves strategic and corporate financial goals at the August meeting. Performance against these goals is monitored and discussed periodically during the year, and is assessed formally at the August meeting following the end of the fiscal year in conjunction with determining compensation adjustments based on performance. The Committee concluded that Mr. Swoboda had delivered strong financial results in fiscal 2008 and had effectively executed the key strategic initiatives, which included meeting integration and business plan revenue goals, growing LED sales, expanding manufacturing and developing global sales coverage. The Committee considered Mr. Kurtzweil’s performance in completing the acquisition and integration of two companies and the significant improvement of key financial systems. In setting Dr. Palmour’s compensation, the Committee considered his delivery of higher commercial product sales and the fact the Power/RF business increased operating profit.

Prior to the Committee’s August meeting, our CEO reviews the performance of each executive officer (other than himself) and develops a performance summary and compensation recommendations based on the review for those executives. These recommendations are presented to the Committee and are one factor the Committee considers in making final compensation decisions.

The Committee also considered each individual officer’s responsibilities, individual and Company performance during the prior fiscal year and future potential contributions. These factors affected where a particular executive’s compensation fell within the market range. The Committee also reviewed a three-year tally sheet before they finalized the fiscal 2009 compensation for the CEO. The tally sheet lists the individual elements of compensation and provides an arithmetic value and summary of the individual elements. This summary provides the Committee with a view of the value of the CEO compensation package and assists them in determining appropriate changes for the upcoming fiscal year. Consideration of these factors is necessarily subjective in nature and actual pay decisions involve the subjective discretion of the Committee.

To establish the compensation package for Mr. Kelley, the Committee considered an analysis of market data prepared by Radford for the chief operating officer position. The analysis included numbers that reflect a composite of COO and President positions as there was insufficient data for just the COO in the Company’s size range to provide accurate new hire equity data. The market data consisted of semiconductor companies with annual revenue levels between $200 million and $1 billion and high technology companies with annual revenue levels between $500 million and $1 billion. The analysis included the 25th percentile, median and 75th percentile on salary, incentive, and new-hire equity. A list of these companies can be found in Appendix C.

Base Salary

We provide our named executive officers with base salary to compensate them for services rendered during the fiscal year. Base salary ranges are determined for each executive based on his position and responsibility using the target competitive range data.

In considering whether to set the base salaries of executives within this range or to vary from the target range, the Committee considers the Company’s performance, the executive’s experience, qualifications and scope of responsibilities, the goals and objectives established for the executive, the executive’s performance, and competitive salary practices at peer companies.

Mr. Swoboda and Mr. Kurtzweil did not receive a fiscal 2009 base salary increase as their current salaries exceeded the 75th percentile of the peer companies. The Committee awarded Dr. Palmour a four percent base salary increase for fiscal 2009 after considering the factors above, including the fact that his base salary approximated the competitive market range 50th percentile.

A competitive range was established for the position of COO and Mr. Kelley was hired in August 2008 at a base salary of $350,000, which was slightly above the 50th percentile of the competitive market range and was commensurate with his experience and skill set, including over 15 years of management experience in the semiconductor industry.

Performance-Based Incentive Compensation

At its August meeting each year, the Committee determines if there will be a performance-based incentive compensation plan in the coming fiscal year and establishes and approves the terms of the plan. In August 2008, the Committee approved the Fiscal 2009 Management Incentive Compensation Plan, or the 2009 Plan. The 2009 Plan provides guidelines for the calculation of cash incentive-based compensation relating to performance in fiscal 2009, subject to Committee oversight and modification.

The participants in the 2009 Plan included the named executive officers (other than the CEO), other senior level managers who report directly to the CEO and other key managers identified by the CEO. Consistent with our compensation philosophy with respect to executive officers, the 2009 Plan is designed to motivate and reward superior performance, to attract and retain outstanding senior managers and to create a strong link between strategic and corporate operating plans and individual performance. Payment under the plan is based on attainment of specific goals, including corporate financial targets.

Target awards under the 2009 Plan were expressed as a percentage of salary and varied by position. The targets ranged from 40% of base salary to 85% of base salary for the participating named executive officers.

Dr. Palmour’s target opportunity of 40% of base salary approximated the market 50th percentile and remained unchanged between fiscal 2008 and fiscal 2009. Mr. Kurtzweil’s target incentive for fiscal 2008 approximated the market 25th percentile and the Committee elected to increase his fiscal 2009 target to 60%, which approximated the 50th market percentile.

Although the CEO did not participate in the 2009 Plan, he received an economically equivalent opportunity in the form of a performance unit award under the Company’s Long-Term Incentive Compensation Plan. Mr. Swoboda’s target incentive under the LTIP for fiscal 2008 approximated the market 25th percentile and the Committee elected to increase his fiscal 2009 target from 80% to 85%, which approximated the 50th market percentile. The target award for our CEO under this performance unit award was based solely on the achievement of predetermined corporate financial goals for the fiscal year. The CEO’s incentive is comprised solely of annual financial goals due to the Committee’s belief that shareholders interests are better served with a longer term focus at the CEO level. These goals were based on (1) meeting or exceeding revenue targets for the fiscal year and (2) meeting or exceeding earnings per share targets for the fiscal year.

Awards under the 2009 Plan have both annual and quarterly components. For our named executive officers other than the CEO, 60% of the award opportunity related to the achievement of corporate financial goals for the fiscal year. The remaining 40% of the award opportunity related to individual management by objectives, or MBO, goals established quarterly, which also includes quarterly corporate financial goals established by the CEO for the quarter.

Annual corporate goals under the 2009 Plan, which also serve as the corporate goals under the CEO’s performance unit award, were based on (1) meeting or exceeding revenue targets for the fiscal year and (2) meeting or exceeding earnings per share targets for the fiscal year. The Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

The annual corporate goals, recommended by our CEO, were approved by the Committee in August 2008. The goals for each performance measure for fiscal 2009 were set with regard to minimum, target and maximum levels. All corporate goals for fiscal 2009 approved under the 2009 Plan exceeded fiscal 2008 actual results, including the minimum goals required before any payout could be made under the 2009 Plan. The Committee established a fiscal 2009 revenue target of $601.8 million which represented a 22% increase over fiscal 2008 actual revenue. The Committee established a fiscal 2009 earnings per share, or EPS, target on a non-GAAP basis of $0.66 which represented a 22% increase over fiscal 2008 actual earnings per share determined on the same basis. Additionally, in order to receive any payout based on the annual corporate financial goals, revenue for fiscal 2009 was required to be at least 7.4% higher than fiscal 2008 and EPS was required to be at least 5.5% higher than fiscal 2008. To receive the maximum payout based on the annual corporate financial goals, revenue for fiscal 2009 was required to be 8% higher than target (or 32% higher than actual fiscal 2008 revenue) and EPS was required to be 12% higher than target (or 37% higher than actual 2008 EPS).

At the beginning of each quarter, the CEO approved individual quarterly goals for the participating named executive officers. The individual goals are weighted in significance, totaling up to 100% of the individual award opportunity for the quarter. Quarterly goals for all participating executive officers include individual performance goals specific to such individual or his or her area of responsibility and a component based on corporate financial goals, in each case as established by the CEO. Dr. Palmour’s quarterly goals included business revenue and research and development innovations. Mr. Kurtzweil’s quarterly goals included revenue goals and departmental improvements such as improving financial systems and forecasting. The quarterly performance measures are assessed at the end of each quarter and any corresponding awards are paid to eligible participants following approval by the CEO. The actual awards paid to participants varied with the level of achievement of the corresponding quarterly goals but cannot exceed the level approved by the Committee for 100% achievement. In connection with Mr. Kelley’s employment, which began in August 2008, we agreed as part of his employment offer that for the first two fiscal quarters of his participation in the 2009 Plan, or any follow-on plan, the individual component of the quarterly goals would be deemed to be 100% without regard to actual results. This agreement remained in effect through the second quarter of fiscal 2009.

Payment of the annual portion of all awards under the 2009 Plan was dependent upon the achievement of the corporate financial goals for fiscal 2009. Named executive officers participating in the 2009 Plan could receive:

•	no payment for the annual corporate financial goals unless the minimum performance level for the fiscal year is achieved;

•

a payment of at least 30% but less than 100% of the target award opportunity for the annual corporate goals if we achieved or exceeded the minimum performance level but did not achieve the target performance level;

•

a payment of at least 100% but less than 150% of the target award opportunity for the corporate goals if we achieved or exceeded the target performance level but did not attain the maximum performance level; and

•	a payment of 150% of the target award opportunity for the corporate goals if we achieved or exceeded the maximum performance level.

Following completion of the fiscal year, the Committee assessed the Company’s performance against annual corporate financial objectives of the 2009 Plan, comparing the actual fiscal year results to the pre-determined minimum, target and maximum levels for each objective, and a percentage amount for the corporate goals was calculated.

For fiscal 2009, the Company achieved 65.9% of the revenue target and 100% of the earnings per share target. This resulted in a payout to participating named executive officers of 65.9% of the target for the annual portion of the 2009 Plan award. As noted above, achievement of the earnings per share targets was determined on a non-GAAP basis and excluded amortization of acquired intangibles, stock-based compensation expense, tax refunds and expenses related to periods prior to fiscal 2009, gains on the sale of investments and gains related to discontinued operations.

Participating named executive officers, other than the CEO, also received quarterly incentive payouts under the 2009 Plan based on achievement of individual performance and corporate financial goals. These goals are jointly established each quarter by the executive and CEO and were designed to increase corporate performance by aligning short-term performance to key, measurable business goals. Mr. Kelley’s individual MBO performance in fiscal 2009 accounted for 24% of his paid incentive; Mr. Kurtzweil’s individual MBO performance accounted for 22% of his paid incentive and Dr. Palmour’s individual MBO performance accounted for 19% of his paid incentive. Total amounts paid to named executive officers under the 2009 Plan are reflected in the Summary Compensation Table on page 34 under the “Non-Equity Incentive Plan Compensation” column.

Long-Term Equity Incentive Compensation (LTIP)

Equity compensation aligns the executive officers’ performance with shareholder interests and provides an opportunity for these officers to increase their stake in the Company. Under the LTIP, the Committee has the authority to grant options, stock appreciation rights, restricted stock, restricted stock units and performance units. For fiscal 2009, the Committee granted options and restricted stock as long-term equity compensation.

When allocating long-term incentives, the Committee, based on competitive market analyses and a desire to emphasize growth over retention, currently targets a greater proportion of the total value to consist of stock options with the remaining portion in the form of restricted stock grants. Stock options only have value to the option holder when the Company’s stock price increases above the exercise price while the value of restricted shares fluctuates with the stock price.

All of the options granted to our named executive officers in fiscal 2009 vest ratably in annual increments over the first three years of the seven-year option term. Vesting ceases upon termination of employment and exercise rights cease 90 days thereafter, except in the case of death or disability. Vesting accelerates upon death or termination of employment due to disability, and the options may be exercised for a year after death or termination of employment due to disability unless they earlier expire. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents. Restricted stock awards granted to our named executive officers in fiscal 2009 vest ratably over five years from the grant date. Vesting ends upon termination of employment, and all unvested shares of restricted stock are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of executive change in control arrangements with Messrs. Swoboda, Kelley and Kurtzweil, vesting of options and restricted stock awarded to them is also accelerated in certain instances involving a change in control as discussed below.

Options are awarded at an exercise price equal to the closing price of our common stock on Nasdaq on the date of the grant. The Committee may not grant options with an exercise price that is less than the fair market value of our common stock on the grant date. At its August meeting, the Committee approves annual option grants to be made on the first business day of September with an exercise price equal to the closing price of our common stock on that day.

We award equity grants without regard to any scheduled or anticipated release of material information. We do not accelerate or delay equity grants in response to material information, nor do we delay the disclosure of information due to plans to make equity grants.

Grants to Mr. Swoboda, Mr. Kurtzweil and Dr. Palmour under the LTIP were determined at the Committee’s regularly scheduled meeting in August 2008 and awarded on the first business day of September. These are reflected as compensation for fiscal 2009 in accordance with applicable reporting requirements in the Summary Compensation Table on page 34 under the “Stock Awards” and “Option Awards” columns and in the Grants of Plan-Based Awards table on page 35.

The Committee approved equity grants to Mr. Swoboda of an option grant for 120,000 shares and a restricted stock award for 35,000 shares, which reflected an increase of 45,000 stock options and 5,000 restricted stock shares. The Committee considered the longer-term (5-year compounded) Company performance levels compared to the peer group data when determining Mr. Swoboda’s equity award and targeted the award closer to the 75th percentile of the competitive range, which was an average of peer group data and published survey data. The Committee considered the Company’s current and historical performance to understand the historic performance trend and the Company’s ability to sustain performance over time. The Committee also reviewed the Company’s equity usage and assessed its practices against peer companies. Specifically, the Committee considered the Company’s three-year average grant rate of 2.1% (measured as a percentage of outstanding shares), which trailed the peer 25th percentile. The Committee also took into consideration the fact that the potential dilution from outstanding equity awards approximated the peer group’s 50th percentile and that the potential dilution from outstanding equity awards plus awards available for future issuance trailed the peer group’s 25th percentile. The Committee also approved equity grants to Mr. Kurtzweil and Dr. Palmour consisting of an option grant for 30,000 shares and a restricted stock award for 6,000 shares, which reflected an increase of 5,000 stock options from fiscal 2008. The increase was based on the competitive data and the Company’s philosophy to focus on long-term growth and increased shareholder value and to retain and motivate executives. The Committee also approved an initial sign-on grant for Mr. Kelley consisting of an option grant for 80,000 shares and a restricted stock award for 20,000 shares which was awarded September 2, 2008. In making this decision, the Committee considered the competitive market for this position along with the individual circumstances necessary to recruit Mr. Kelley.

As previously noted, Mr. Swoboda received a performance unit award under the Company’s LTIP that was paid in cash.

Other Benefits and Perquisites

Our named executive officers participate in our 401(k) retirement plan and receive matching contributions consistent with other participating employees.

Attributed costs of the personal benefits described above for the named executive officers for fiscal 2009 are included in the Summary Compensation Table on page 34 under the “All Other Compensation” column.

In addition, our named executive officers are eligible to participate in other benefit programs available to our employees generally, including health and welfare plans, group term life insurance and our employee stock purchase program.

In connection with recruiting Mr. Kelley as our COO, we agreed to provide him with a $90,000 sign-on bonus which was grossed-up for income and withholding taxes (other than Social Security withholding taxes). In addition, the Company agreed to certain benefits relating to his relocation from Texas to North Carolina. These consisted of: (i) one house hunting trip up to five days for Mr. Kelley and his family, (ii) movement of family and household belongings from Plano, Texas to the Research Triangle Park area, (iii) temporary housing for up to twelve (12) months, (iv) reimbursement for reasonable and customary brokerage fees, seller paid closing costs, and/or any loss on sale in connection with the sale of the primary residence in Texas and reasonable and customary closing costs on the purchase of a primary residence in the Research Triangle Park area, up to a maximum of $75,000 (excluding gross-up for taxes), and (v) reimbursement for the cost of round-trip, coach fare tickets for up to one trip to Plano, Texas every other week for the first year of employment or until the family residence has been moved to North Carolina.

Change in Control and Severance Arrangements

In August 2008, the Company entered into change in control agreements with Messrs. Swoboda, Kurtzweil and Kelley that provide for certain payments to each executive in the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. In connection with entering into these new agreements, Messrs. Swoboda and Kurtzweil agreed to terminate their then-existing change in control agreements, which also provided for payment of severance benefits for involuntary termination not in connection with a change in control. Additionally, in August 2008, the Committee adopted a Severance Plan for Section 16 Officers, or the Severance Plan, which provides for severance benefits in the event an executive officer is terminated without cause or resigns for good reason not in connection with a change in control. The only Company officers currently eligible to participate in this severance plan are the CEO, COO and CFO. The Company desires to promote the stability and continuity of our senior management by providing its executive officers the security of severance benefits under the change in control agreements and the severance plan.

Payments to Messrs. Kurtzweil and Kelley under their respective change in control agreements include (i) continued payment of base salary for twelve (12) months following termination, (ii) a lump sum payment equal to twelve (12) multiplied by the monthly COBRA premium in effect at the time of termination for the type of medical, dental and vision coverage elected by the executive under the Cree medical plan, and (iii) accelerated vesting of all unvested stock options, time-vested restricted stock awards and any other equity awards that vest solely based on the passage of time. Payments for Mr. Swoboda under his change in control agreement include (i) continued payment of base salary for twenty-four (24) months following termination, (ii) a lump sum payment of an amount equal to eighty (80%) of his base salary prorated for the then-current fiscal year, (iii) a lump sum payment equal to the sum of his earned annual incentive for the two most recently completed fiscal years, (iv) a lump sum payment equal to twenty-four (24) multiplied by the monthly COBRA premium in effect at the time of termination for the type of medical, dental and vision coverage elected by Mr. Swoboda under the Cree medical plan, and (v) accelerated vesting of all unvested stock options, restricted stock awards, and other equity awards other than performance units used to pay Mr. Swoboda’s annual incentive award. These change in control severance benefits are subject to applicable tax withholdings and statutorily imposed payment terms and require the executive to sign a release of claims. As a condition to receipt of severance benefits, Mr. Swoboda is also required to extend the duration of his non-compete obligation to twenty-four (24) months.

The Severance Plan is designed to supplement the executive change in control agreements by providing severance benefits in the event of termination without cause or resignation for good reason not in connection with a change in control. Only Company officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16 Officers, are eligible to participate in the severance plan. Currently, participation in the severance plan is limited to the Company’s CEO, COO and CFO.

In the event of termination of the CEO’s employment without cause or his resignation for good reason, the CEO shall be entitled to 18 months continuation of base salary and a lump sum payment equal to 18 months of COBRA premiums. All other Section 16 officers are entitled to 12 months continuation of base salary and a lump sum payment equal to 12 months of COBRA premiums. In addition, for any completed performance period, the Section 16 officer will be entitled to receive any amounts he has otherwise earned under his incentive compensation arrangement even though he is no longer employed on the date of payment.

The Severance Plan also provides that if the Section 16 officer becomes generally disabled and his employment is terminated before he becomes eligible for benefits under the Company’s long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position/level of authority after he returns from long-term disability leave, then he will be entitled to severance benefits under the plan. Severance benefits under the Severance Plan are subject to applicable tax withholdings and statutorily imposed payment terms and require the Section 16 officer to sign a release of claims. The CEO is not required to extend his non-compete period as a condition to receipt of benefits under this plan.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, which provides that we may not be able to deduct compensation of more than $1,000,000 that is paid to certain executive officers. Performance-based compensation, within the meaning of Section 162(m), is excluded from this limitation. We seek to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m) when we consider it to be in the Company’s best interests, taking into account all relevant factors. However, the deductibility of compensation payable to our executive officers is only one among a variety of factors that the Committee may consider in determining appropriate levels or forms of compensation.

Compensation Committee Report

The Compensation Committee met on August 17, 2009 and reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. It should be noted that Mr. Ingram was not a member of the Committee in August 2008 when the Committee approved executive officer compensation arrangements for fiscal 2009.

THE COMPENSATION COMMITTEE

Thomas H. Werner, Chairman

Dolph W. von Arx

Robert A. Ingram

Summary of Cash and Certain Other Compensation

The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($) (2)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (3)		Total ($)
(a)	(b)	(c)		(d)		(e)		(f)		(g)		(i)		(j)
Charles M. Swoboda Chairman, Chief Executive Officer and President (4)	2009 2008 2007	$ $ $	572,000 567,908 550,000	$	— — 50,000	$ $ $	559,192 537,559 239,985	$ $ $	831,166 483,561 197,941	$ $	320,406 321,693 —	$ $ $	18,939 15,084 4,023	$ $ $	2,301,703 1,925,805 1,041,949

John T. Kurtzweil Executive Vice President— Finance, Chief Financial Officer and Treasurer	2009 2008 2007	$ $ $	364,000 361,396 258,654	$	— — 87,000	$ $ $	137,228 110,315 66,499	$ $ $	401,929 309,424 164,019	$ $ $	167,163 165,038 35,000	$ $ $	8,514 160,820 37,784	$ $ $	1,078,834 1,106,993 648,956

John W. Palmour, Ph.D. Chief Technology Officer— Advanced Devices (Former Executive Vice President— Advanced Devices) (5)	2009 2008 2007	$ $ $	232,417 223,343 215,106	$ $	10,000 — 25,000	$ $ $	108,074 80,056 47,997	$ $ $	255,511 188,776 130,573	$ $ $	68,538 79,792 9,009	$ $ $	8,255 5,630 2,746	$ $ $	682,795 577,597 430,431

Stephen D. Kelley Executive Vice President and Chief Operating Officer (6)	2009		$301,923		$90,000		$75,288		$210,363		$164,934		$182,190		$1,024,698

(1)	Pursuant to Mr. Kelley’s employment offer letter, he received a sign-on bonus of $90,000. Dr. Palmour received a bonus of $10,000 in recognition of his business development efforts.

(2)	Amounts listed in columns (e) (for restricted stock awards and performance units) and (f) (for options) do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the amount of compensation cost recognized in each fiscal year in accordance with Statement of Financial Accounting Standards No. 123, as revised, “Share-Based Payment,” or FAS 123R, disregarding any adjustments for forfeiture assumptions. For a discussion of the assumptions used to value these awards, see Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2009.

(3)	Represents Company matching contributions to the 401(k) retirement plan, as well as payments totaling $131,699 to Mr. Kelley for relocation expenses, which includes a tax gross-up of $53,955 with respect to those expenses, and tax gross up of $43,235 on the bonus paid to Mr. Kelley, as provided in his employment offer letter. Also, includes a payment of $15,639 to Mr. Swoboda for legal fees and a payment to Mr. Kelley of $352, grossed-up, to cover miscellaneous medical expenses. In fiscal 2009, the respective 401(k) matching contributions for the named executive officers were as follows: Mr. Swoboda, $3,300; Mr. Kurtzweil, $8,514; Dr. Palmour, $8,255 and Mr. Kelley, $6,682.

(4)	Pursuant to the terms of the performance units granted to Mr. Swoboda in August 2008, he received a payment of 65.9% of the target value based on the achievement of certain corporate financial goals in fiscal 2009. The performance units were payable in cash and are reflected in column (g) of this table.

(5)	Dr. Palmour was appointed to the position of Chief Technology Officer – Advanced Devices effective September 28, 2008. He previously served as Executive Vice President – Advanced Devices from August 2002 through September 27, 2008.

(6)	Pursuant to Mr. Kelley’s employment offer letter, for the first two quarters of fiscal 2009 Mr. Kelley received the portion of his quarterly non-equity incentive award under the 2009 Plan that was based on achievement of his individual MBO goals (not including the corporate goal component) independent of actual results. Additionally, the first quarter payment and annual award was not reduced to reflect that he was employed for less than the full award period.

Grants of Equity and Non-Equity Incentive Awards

The following table provides information about stock options, restricted stock awards, performance units and non-equity incentive awards granted to the named executive officers during fiscal 2009. All stock options, restricted stock awards and performance units were granted under the LTIP, and the non-equity incentive awards were granted under the 2009 Plan.

Grants of Plan-Based Awards in Fiscal 2009

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Charles M. Swoboda	8/18/2008 9/2/2008 9/2/2008	8/18/2008 8/18/2008 8/18/2008	145,860 — —	486,200 — —	729,300 — —	41,184 — —	137,280 — —	205,920 — —	— 35,000 —	— — 120,000	— — 22.90	— 801,500 1,155,576
John T. Kurtzweil	— 9/2/2008 9/2/2008	8/18/2008 8/18/2008	39,312 — —	218,400 — —	283,920 — —	— — —	— — —	— — —	— 6,000 —	— — 30,000	— — 22.90	— 137,400 288,894
John W. Palmour, Ph.D.	— 9/2/2008 9/2/2008	8/18/2008 8/18/2008	58,800 — —	210,000 — —	273,000 — —	— — —	— — —	— — —	— 6,000 —	— — 30,000	— — 22.90	— 137,400 288,894
Stephen D. Kelley	— 9/2/2008 9/2/2008	7/25/2008 7/25/2008	16,844 — —	93,580 — —	121,654 — —	— — —	— — —	— — —	— 20,000	— — 80,000	— — 22.90	— 458,000 770,384

(1)	Non-equity incentive plan award amounts represent the threshold, target and maximum amounts payable under the 2008 Plan to Mr. Kurtzweil, Mr. Kelley and Dr. Palmour and under the performance units granted to Mr. Swoboda under the LTIP. The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” The threshold payment amounts assume a performance measurement of 0% with respect to the achievement of quarterly goals for Mr. Kurtzweil, Mr. Kelley and Dr. Palmour and a performance measurement of 30% with respect to the achievement of annual corporate goals. For Mr. Kelley, the threshold payment amount for the first two quarters of fiscal 2009 assumes a guaranteed performance measurement of 100% with respect to the achievement of quarterly goals that are based on individual MBO goals. The target payment amounts assume a performance measurement of 100% with respect to the achievement of quarterly goals for Mr. Kurtzweil, Mr. Kelley and Dr. Palmour and a performance measurement of 100% with respect to the achievement of annual corporate goals. The maximum payment amounts assume a performance measurement of 100% with respect to the achievement of quarterly goals for Mr. Kurtzweil, Mr. Kelley and Dr. Palmour and a performance measurement of 150% with respect to the achievement of annual corporate goals. The threshold, target and maximum payment amounts under Mr. Swoboda’s performance units assume a performance measurement of 30%, 100% and 150%, respectively, with respect to the achievement of annual corporate goals only. For additional information regarding the 2009 Plan and Mr. Swoboda’s performance units, see “Compensation Discussion and Analysis” above.

(2)	The restricted stock vests in five annual installments commencing on September 1, 2009, provided the recipient continues service as an employee of the Company or related Employer as defined in the LTIP or as a member of the Company’s Board of Directors.

(3)	The nonqualified stock options vest in three annual installments commencing on September 2, 2009. All option grants have a term of seven years.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the named executive officers as of June 28, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards (1)						Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)		Option Expiration Date (10)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (15)
Charles M. Swoboda	60,000 280,000 50,000 6,000 40,000 25,000 —	— — — 25,000 50,000 120,000	(3) (4) (5)	$ $ $ $ $ $ $	41.97 34.63 31.24 25.47 18.49 27.47 22.90	1/3/2010 2/1/2011 10/1/2011 9/1/2012 9/1/2013 9/4/2014 9/2/2015	89,000	(11)	$2,662,880

John T. Kurtzweil	46,667 8,334 —	23,333 16,666 30,000	(6) (7) (8)	$ $ $	20.50 27.47 22.90	10/2/2013 9/4/2014 9/2/2015	22,800	(12)	$682,176

Stephen D. Kelley	—	80,000	(9)		$22.90	9/2/2015	20,000	(13)	$598,400

John W. Palmour, Ph.D.	100,000 70,000 150,000 30,000 10,000 16,667 8,334 —	— — — — — 8,333 16,666 30,000	(3) (7) (8)	$ $ $ $ $ $ $ $	41.97 71.53 34.63 31.24 25.47 18.49 27.47 22.90	1/3/2010 7/3/2010 2/1/2011 10/1/2011 9/1/2012 9/1/2013 9/4/2014 9/2/2015	16,800	(14)	$502,656

(1)	The options listed were granted under the LTIP and its predecessor plan, the Equity Compensation Plan.

(2)	The restricted stock awards listed were granted under the LTIP.

(3)	Vests on September 1, 2009.

(4)	Vests as to 25,000 shares on each of September 4, 2009 and September 4, 2010.

(5)	Vests as to 40,000 shares on each of September 2, 2009, September 2, 2010 and September 2, 2011.

(6)	Vests on October 2, 2009.

(7)	Vests as to 8,333 shares on each of September 4, 2009 and September 4, 2010.

(8)	Vests as to 10,000 shares on each of September 2, 2009, September 2, 2010 and September 2, 2011.

(9)	Vests as to 26,667 shares on each of September 2, 2009 and September 2, 2010 and as to 26,666 shares on September 2, 2011.

(10)	Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or termination due to a long-term disability. The option may be exercised to purchase vested shares only. Except as provided in Mr. Swoboda’s employment agreement and Mr. Kurtzweil’s severance agreement for grants prior to August 18, 2008, upon termination of employment the options and restricted stock are forfeited with respect to any shares not then vested, except in cases of death or termination due to a long-term disability and with respect to a change in control unless certain conditions are met.

(11)	Awards vest as to 25,000 shares cumulatively on each of September 1, 2009 and September 1, 2010, as to 19,000 shares on September 1, 2011, as to 13,000 shares on September 1, 2012 and as to 7,000 shares on September 1, 2013.

(12)	Award vests as to 6,400 shares cumulatively on each of September 1, 2009, September 1, 2010, and September 1, 2011 and as to 2,400 on September 1, 2012 and as to 1,200 shares on September 1, 2013.

(13)	Awards vest as to 4,000 shares on each of September 1, 2009, September 1, 2010 and September 1, 2011, September 1, 2012 and September 1, 2013.

(14)	Awards vest as to 4,800 shares cumulatively on September 1, 2009 and September 10, 2010, as to 3,600 shares on September 1, 2011, as to 2,400 shares on September 1, 2012 and as to 1,200 shares on September 1, 2013.

(15)	Market value of shares that have not vested is based on $29.92 per share (the closing price of our common stock as reported by Nasdaq on June 26, 2009).

Stock Option Exercises and Vesting of Restricted Stock

The following table provides information about option exercises and vesting of restricted stock and performance units held by the named executive officers during fiscal 2009.

Option Exercises and Stock Vested in Fiscal 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Charles M. Swoboda	—	—	18,000	$419,580
John T. Kurtzweil	—	—	5,200	$121,212
John W. Palmour, Ph.D.	52,500	$621,871	3,600	$83,916
Stephen D. Kelley	—	—	—	—

(1)	For restricted stock, the value realized on vesting is based on $23.31 per share (the closing price of our common stock as reported by Nasdaq on August 29, 2008, the trading day preceding the date on which the shares vested).

Potential Payments upon Termination or Change in Control

We have arrangements with each of Messrs. Swoboda, Kurtzweil and Kelley that provide them with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, our named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below. In determining the various circumstances that trigger payment or provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance (other than such payments and benefits that are generally available to all employees), the Compensation Committee reviewed severance benefits data derived from proxy materials filed by the Company’s compensation peer group. The Compensation Committee utilized this competitive severance benefits data as a check to determine whether each of the proposed severance payments and benefits for the named executive officers was set at an appropriate level for the circumstance that triggers payment or provision of benefits in light of market conditions. The Compensation Committee generally seeks to confirm that the level of each severance payment or benefit for the named executive officers is at or slightly above the median level of comparable payments and benefits offered to similarly situated executives in the compensation peer group. In approving changes in the various circumstances that trigger payment or provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance in August 2008, the Compensation Committee also confirmed with an outside benefits consultant that the proposed severance payment and benefit levels for the named executive officers were consistent with competitive practices in a broader cross-section of the total market.

Executive Change in Control Agreement with Mr. Swoboda

Payments Made Upon Termination Without Cause or Resignation

    for Good Reason in Connection with a Change in Control

If Mr. Swoboda’s employment is terminated by the Company without cause, but not as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination is in connection with a change in control, then he will receive (i) continued payment of his base salary for 24 months, (ii) a lump sum payment of an amount equal to 80% of his base salary, prorated to the date of termination, (iii) a lump sum payment equal to the sum of Mr. Swoboda’s earned annual incentives for the two completed fiscal years immediately preceding the termination date, (iv) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda and (v) full accelerated vesting with respect to Mr. Swoboda’s then outstanding, unvested stock options, restricted stock and other equity awards, other than with respect to any performance units used to pay Mr. Swoboda’s annual incentive award, and other than as provided below with respect to equity awards outstanding as of August 18, 2008, the effective date of the change in control agreement. In addition, if any payment or benefit Mr. Swoboda receives from the Company or any person whose actions result in a change in control would be considered a parachute payment under Section 280G of the Code and the aggregate present value of the parachute payment reduced by any excise tax imposed would be less than three times Mr. Swoboda’s “base amount” as defined in Section 280G of the Code, then in lieu of that portion of the payments to which Mr. Swoboda would otherwise be entitled under (i) through (iv) above, Mr. Swoboda will receive a total amount (if any) such that the aggregate present value of the payments is equal to 2.99 times such base amount. This amount will be apportioned and substituted for the amounts that otherwise would have been payable under (i) through (iv) and paid on the same schedule as those amounts.

If Mr. Swoboda is generally disabled and the Company terminates his employment without cause in connection with a change in control prior to the date he is determined to have a long-term disability, then Mr. Swoboda will receive (i) continued payment of his base salary for 24 months and (ii) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda. If Mr. Swoboda ceases to be generally disabled before his employment is terminated due to a long-term disability, then he will have the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by Mr. Swoboda) and will receive these same benefits.

Payments Made Upon Termination Without Cause or Resignation

    for Good Reason Generally

If Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason, whether or not in connection with a change in control, Mr. Swoboda’s right to accelerated vesting of each equity award outstanding as of August 18, 2008 will be determined by reference to the version of the employment agreement between Mr. Swoboda and the Company that was in effect on the grant date of each such award instead of the change in control agreement. One effect of this provision is to grandfather Mr. Swoboda’s rights under his prior employment agreement to accelerated vesting of 50% of his unvested equity awards if his employment is terminated by the Company without cause or by Mr. Swoboda for good reason not in connection with a change in control, provided that accelerated vesting under these circumstances would only apply to awards that were outstanding as of August 18, 2008. In addition, if Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason under circumstances that would entitle him to severance benefits in connection with a change in control under the change in control agreement but not under either version of his prior employment agreement, then only the equity awards granted on or after August 18, 2008 would be eligible for accelerated vesting as a result of such termination of employment.

Conditions to Payments

Mr. Swoboda’s severance benefits under his change in control agreement are subject to the following conditions: (i) signing and not revoking a release of claims, (ii) nondisparagement of the Company, its officers and directors for a period of 24 months after termination and (iii) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement, as amended by the change in control agreement, for two years following termination (or one year following termination if the termination relates to Mr. Swoboda being generally disabled as described above).

Definitions

The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in Mr. Swoboda’s change in control agreement as follows:

“Cause” means:

•

Mr. Swoboda’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected within a 30-day correction period that begins upon delivery to him of a written demand for performance from the Board of Directors that describes the basis for the Board of Directors’ belief that he has not substantially performed his duties;

•

any act of personal dishonesty taken by Mr. Swoboda in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his substantial personal enrichment;

•

Mr. Swoboda’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

•

Mr. Swoboda materially breaching his confidential information agreement as modified by the change in control agreement, which breach is (if capable of cure) not cured within 30 days after the Company delivers written notice to him of the breach.

“Good reason” generally means (except with respect to Mr. Swoboda’s being generally disabled as described above) the occurrence of any of the following without Mr. Swoboda’s consent, subject to certain notice and cure provisions:

•

a significant reduction of Mr. Swoboda’s duties or responsibilities or a change in his position as Chief Executive Officer or President, or the removal of Mr. Swoboda from any of such duties, positions or responsibilities;

•

a reduction in Mr. Swoboda’s base salary or target annual incentive award level below 80% of base salary other than a one-time reduction that also is applied to substantially all other executive officers of the Company on his recommendation or approval if his reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers;

•	the Company requiring Mr. Swoboda to report to anyone other than the Board of Directors;

•	the Company eliminating from reporting to Mr. Swoboda any position that previously directly reported to him; or

•

the Company requiring Mr. Swoboda to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

In addition, except with respect to Mr. Swoboda’s being generally disabled as described above, “good reason” also means the occurrence of any of the following without his express written consent in connection with a change in control, subject to certain notice and cure provisions:

•

a substantial reduction by the Company of the facilities and perquisites (including office space and location) available to Mr. Swoboda, provided such reduction is not applied to all executive officers of the Company;

•

a material reduction in the kind or level of employee benefits to which Mr. Swoboda is entitled (other than a reduction due to application of the rules for eligibility or coverage under any benefit plan or policy) with the result that his overall benefits package is significantly reduced, provided such reduction is not applied to substantially all executive officers of the Company; or

•	the failure of the Company to obtain the assumption of the change in control agreement by the Company’s successor.

“Change in control” generally means any of the following events:

•

any person or group of persons becomes the beneficial owner of 20% or more of the Company’s outstanding common stock or the combined voting power of the securities of the Company entitled to vote generally in the election of its directors;

•	a sale or other disposition of all or substantially all of the Company’s assets;

•	shareholder approval of a definitive agreement or plan to liquidate the Company; or

•

a merger or consolidation of the Company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction, (2) no person or group of persons is the beneficial owner, directly or indirectly, of 20% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction.

“In connection with a change in control” means either:

•

within the period of time between the commencement of a tender offer or the Company and another party entering into a written agreement that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or

•	within 24 months following a change in control.

Executive Change in Control Agreement with Messrs. Kurtzweil and Kelley

Payments Made Upon Termination Without Cause or Resignation

    for Good Reason in Connection with a Change in Control

If either Mr. Kurtzweil’s or Mr. Kelley’s employment is terminated by the Company without cause, but not as a result of his death or long-term disability, or by the executive for good reason, and the termination is in connection with a change in control, then he will receive (i) continued payment of his base salary for 12 months, (ii) a lump sum payment equal to 12 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive and (iii) full accelerated vesting with respect to the executive’s then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time. However, Mr. Kurtzweil’s right to accelerated vesting of each equity award outstanding as of August 18, 2008, the effective date of his change in control agreement, will be determined by reference to his prior severance agreement instead of his change in control agreement. Accordingly, if Mr. Kurtzweil’s employment is terminated by the Company without cause or by Mr. Kurtzweil for good reason under circumstances that would entitle him to severance benefits in connection with a change in control under his change in control agreement but not under his prior severance agreement, then only the equity awards granted on or after August 18, 2008 would be eligible for accelerated vesting as a result of such termination of employment.

If Mr. Kurtzweil or Mr. Kelley is generally disabled and the Company terminates his employment without cause in connection with a change of control prior to the date he is determined to have a long-term disability, then the executive will receive (i) continued payment of his base salary for 12 months and (ii) a lump sum payment equal to 12 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive. If the executive ceases to be generally disabled before his employment is terminated due to a long-term disability, then he will have the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by the executive) and will receive these same benefits.

Conditions to Payments

The severance benefits under Messrs. Kurtzweil’s and Kelley’s change in control agreements are subject to the following conditions: (i) signing and not revoking a release of claims, (ii) nondisparagement of the Company, its officers and directors for a period of 12 months after termination and (iii) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement for one year following termination.

Definitions

The term “change in control” in Messrs. Kurtzweil’s and Kelley’s change in control agreements has the same meaning as described above with respect to Mr. Swoboda’s change in control agreement. The terms “cause,” “good reason” and “in connection with a change in control” are defined in Messrs. Kurtzweil’s and Kelley’s change in control agreement as follows:

“Cause” means:

•

the executive’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by the executive in connection with his responsibilities as an employee of the Company;

•

any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;

•

the executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

•	the executive materially breaching his confidential information agreement, which breach is (if capable of cure) not cured within 30 days after the Company delivers written notice to him of the breach.

“Good reason” generally means (except with respect to the executive’s being generally disabled as described above) the occurrence of any of the following, without the executive’s consent and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, subject to certain notice and cure provisions:

•	a material reduction of the executive’s authority, duties or responsibilities;

•

a material reduction in the executive’s base salary other than a one-time reduction that also is applied to substantially all other executive officers of the Company, provided that his reduction is substantially proportionate to the reduction applied to substantially all other executive officers;

•	the Company requiring the executive to report to anyone other than the Chief Executive Officer, the Board of Directors or a Committee of the Board; or

•

the Company requiring the executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

“In connection with a change in control” means either:

•

within the period of time between the Company and another party entering into a written agreement that contemplates a transaction the consummation of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the written agreement without the occurrence of a change in control; or

•	within 12 months following a change in control.

Severance Plan

Eligibility

The Severance Plan provides severance benefits in the event of termination of employment without cause or resignation for good reason of the Section 16 Officers. All of the Company’s named executive officers are eligible to participate in the Severance Plan. However, the Severance Plan will not apply to a Section 16 Officer if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with the Company.

Payments Made Upon Termination Without Cause

    or Resignation for Good Reason

If a Section 16 Officer’s employment is terminated by the Company without cause or by the Section 16 Officer for good reason, except in the event of termination of the Section 16 Officer’s employment due to death or long-term disability or in the event such termination of employment is in connection with a change in control and the Officer is entitled to the payment of severance benefits pursuant to a separate agreement with the Company, then the Officer will receive (i) continued payment of the Officer’s base salary for 12 months (18 months in the Chief Executive Officer’s case), (ii) all incentive compensation amounts that are not yet paid as of the termination date that the Officer is entitled to receive (under the performance units for the Chief Executive Officer and under the Company’s Management Incentive Compensation Plan for other Officers) on account of satisfaction of the relevant performance measures for the relevant performance period, provided the Officer was employed through the end of the last day of the relevant performance period, and (iii) a lump sum payment equal to 12 (18 in the Chief Executive Officer’s case) multiplied by the monthly COBRA premium applicable to the type of medical, dental and vision coverage then in effect for the Officer.

Conditions to Payments

As a condition to the receipt of severance benefits under the Severance Plan, a Section 16 Officer must execute and comply with a release agreement that includes a release of claims against the Company, its affiliates and representatives and a nondisparagement provision.

Definitions

The definition of “cause” in the Severance Plan has the meaning as described above with respect to Messrs. Kurtzweil’s and Kelley’s change in control agreements. In addition, the events giving rise to a resignation for “good reason” under the Severance Plan are substantially the same as those listed with respect to Messrs. Kurtzweil’s and Kelley’s change in control agreements.

LTIP

The Company’s LTIP provides for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIP to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.

The award agreements under the LTIP provide for accelerated vesting of nonqualified stock options and restricted stock in the event of a participant’s death or termination due to a long-term disability.

Under the terms of Mr. Swoboda’s performance units granted under the LTIP, if Mr. Swoboda’s employment is terminated due to death or long-term disability before the payment date of the performance units, Mr. Swoboda will be entitled to receive an adjusted payment under the performance units as if he had remained employed through the payment date. In the event there is a change in control (as defined in his change in control agreement described above) during fiscal 2010, the performance measurement for the plan year will be at least 100%. However, Mr. Swoboda would not be entitled to payment if there is a change in control and his employment terminates prior to the end of fiscal 2010. If Mr. Swoboda’s employment is terminated in connection with a change in control (as defined in his change in control agreement described above) upon or after the end of the relevant performance period but prior to the payment date under his performance units, he will be entitled to payment under his performance units as if he had remained employed through the payment date.

Management Incentive Compensation Plan

Pursuant to the Company’s Fiscal 2010 Management Incentive Compensation Plan, or the 2010 Plan, eligible participants generally must be employed by the Company on the last day of the award period in order to be eligible for awards under the 2010 Plan for such award period, except in the case of death or termination due to a long-term disability or in connection with a change in control (as “change in control” is defined with respect to Mr. Swoboda’s change in control agreement as described above). Upon a participant’s death or termination due to a long-term disability, the participant will be entitled to receive an adjusted award for any award period in which he or she was employed by the Company as if the participant was employed on the last day of the award period. In the event there is a change in control during fiscal 2010, each participant’s performance measurement against individual goals for any quarterly award period ending after the effective date of the change in control will be 100% and the corporate performance measurement for such quarterly award period will be deemed met, and the corporate performance measurement for the plan year will be at least 100%, regardless of whether the participant remains employed through the end of the award period. If there is a change in control and a participant’s employment terminates for any reason (other than death or long-term disability) subsequent to the change in control but prior to the payment date for an award period, the participant will be entitled to receive an award for all award periods for the plan year as if the participant was employed on the last day of the award period.

Amounts of Potential Payments upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided under the agreements, plans and arrangements described above for each of the named executive officers. Payments and benefits are estimated using the following assumptions: (i) the triggering event took place on June 26, 2009, the last business day of fiscal 2009, or the Trigger Date; (ii) the price per share of the

Company’s common stock on the Trigger Date was $29.92, which represents the closing price of the Company’s common stock as reported by Nasdaq on such date; (iii) the terms and conditions of any agreements, plans and arrangements in effect as of the date of this proxy statement (as described above) were in effect on and applicable as of the Trigger Date notwithstanding a later approval or execution date; and (iv) all amounts are based on compensation and benefit amounts in effect as of the Trigger Date notwithstanding subsequent changes in such amounts for fiscal 2010. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein. Dr. Palmour was not an executive officer on the last business day of the year and, while he was a participant in the MICP and LTIP on such date, his benefits under those plans in the event of death, disability or change in control are no different from any other participant in such plans.

Potential Payments and Benefits to Named Executive Officers upon

Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Charles M. Swoboda	Death or termination of employment due to long-term disability	Annual incentive award (1)	$318,646
		Vesting acceleration (100%) (2)	3,913,530

			$4,232,176

	Change in control (not involving termination of employment)	Annual incentive award (3)	$165,794
		Vesting acceleration (100%) (4)	3,913,530

			$4,079,324

	Termination without cause or resignation for good reason not in connection with a change in control (5)	Base salary	$858,000
		COBRA Premiums	22,373
		Vesting acceleration (50%)	1,011,965

			$1,892,338

	Termination without cause or resignation for good reason in connection with a change in control (6)	Base salary	$1,144,000
		Lump sum payment (7)	942,643
		Vesting acceleration (100%)	3,913,530

			$6,000,173

John T. Kurtzweil	Death or termination of employment due to long-term disability	Quarterly incentive award (8)	$21,360
		Annual incentive award (1)	85,881
		Vesting acceleration (100%) (2)	1,153,405

			$1,260,646
	Change in control (not involving termination of employment)	Quarterly incentive award (9)	$0
		Annual incentive award (9)	44,685
		Vesting acceleration (100%) (4)	1,153,405

			$1,198,090
	Termination without cause or resignation for good reason not in connection with a change in control (10)	Base salary	$364,000
		COBRA premiums	14,915

			$378,915
	Termination without cause or resignation for good reason in connection with a change in control (11)	Base salary	$364,000
		Incentive Awards (9), (12)	152,880
		COBRA premiums	14,915
		Vesting acceleration (100%)	1,153,405

			$1,685,200

Name	Triggering Event	Type of Payment/Benefit	Amount
Stephen D. Kelley	Death or termination of employment due to long-term disability	Quarterly incentive award (8)	$20,538
		Annual incentive award (1)	82,578
		Vesting acceleration (100%) (2)	1,159,999

			$1,263,115
	Change in control (not involving termination of employment)	Quarterly incentive award (9)	$0
		Annual incentive award (9)	42,966
		Vesting acceleration (100%) (4)	1,159,999

			$1,202,965
	Termination without cause or resignation for good reason not in connection with a change in control (10)	Base salary	$350,000
		COBRA premiums	14,915

			$364,915
	Termination without cause or resignation for good reason in connection with a change in control (11)	Base salary	$350,000
		Incentive Awards (9), (13)	147,000
		COBRA premiums	14,915
		Vesting acceleration (100%)	1,159,999

			$1,671,914

(1)	Based on actual results for performance period using 65.9% performance measurement prorated to the Trigger Date for the annual incentive portion. Assumes no prior leave of absence in the case of death. In the case of termination due to long-term disability, assuming 180 days prior leave of absence, payment would have been $160,203 for Mr. Swoboda, $43,178 for Mr. Kurtzweil and $41,517 for Mr. Kelley. Actual amount will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.

(2)	Vesting is automatically accelerated for nonqualified stock options and restricted stock in the event of death or termination of employment due to long-term disability per terms of the award agreements under the LTIP, which terms apply equally to all participants.

(3)	Mr. Swoboda’s performance units award agreement provides that the performance measurement for determining his annual incentive award will be no less than 100% if a change in control occurs during the performance period. The amount in the table represents the additional amount Mr. Swoboda would have received as a result of this provision and excludes any amount he would otherwise be entitled to receive based on actual performance results.

(4)	For options and other awards under the LTIP, if the outstanding awards are not assumed by the successor in connection with a change in control, the Compensation Committee, in its discretion, may accelerate vesting of the outstanding but unvested options and awards. For purposes of this table, it has been assumed that the options and awards were not assumed by the successor and that the Compensation Committee exercised its discretion to the fullest extent possible.

(5)	The triggering event, along with resulting benefits, is defined in the Severance Plan, except that the right to accelerated vesting of unvested equity awards outstanding on August 18, 2008 is provided in Mr. Swoboda’s change in control agreement, and the triggering event and resulting benefits for each such award will be determined by reference to his employment agreement in effect on the date of the grant of such award. The Severance Plan does not provide an independent right to acceleration of unvested equity awards.

(6)

The triggering event, along with resulting benefits, is defined in Mr. Swoboda’s change in control agreement, except that, with respect to accelerated vesting of equity awards outstanding on August 18, 2008, the triggering event and resulting benefits for each award will be determined by reference to Mr. Swoboda’s employment agreement in effect on the date of the grant of such award. If Mr. Swoboda was generally disabled and the Company terminated his employment without cause in connection with a change in control prior to the date he was determined to have a long-term disability, or if he ceased to be generally disabled before his employment was terminated due to a long-term disability and he resigned for good reason (in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled (if not cured or consented to by Mr. Swoboda), then pursuant to his change in control agreement Mr. Swoboda would only be entitled to receive the base salary and COBRA premiums amounts specified for this triggering event, except that, vesting of equity awards outstanding on August 18, 2008 would be accelerated by reference to Mr. Swoboda’s employment agreement in effect on the date of the grant of such award resulting in an additional severance benefit of $1,603,640.

(7)	Includes lump sum payments in the following amounts: (i) $453,839, which represents 80% of Mr. Swoboda’s base salary prorated to the Trigger Date, (ii) $458,973, which represents the sum of his annual incentive awards for the previous two fiscal years, and (iii) $29,831 for 24 months of COBRA premiums.

(8)	Amount in table is based on actual results for performance period and is payable in the case of death only. In the case of termination due to long-term disability (assuming at least 91 days prior leave of absence), no payment would be due.

(9)	The 2010 Plan provides that, if a change in control occurs, a participant’s performance measurement for all award periods that end after the effective date of the change in control will be 100% or the participant’s actual performance measurement, whichever is greater, with respect to annual awards and 100% with respect to quarterly awards, and the participant does not need to be employed on the last day of the award period in order to receive payment (which would be required if the change in control had not occurred). In the absence of the change of control provision, the participant would not be eligible to receive any quarterly or annual payment under the incentive plan if he was not employed on the last day of the fiscal period.

(10)	The triggering event, along with resulting benefits, is defined in the Severance Plan.

(11)	The triggering event, along with resulting benefits, is defined in Messrs. Kurtzweil and Kelley’s change in control agreements, except that, with respect to accelerated vesting of Mr. Kurtzweil’s equity awards outstanding on August 18, 2008, the triggering event and resulting benefits for each award will be determined by reference to his severance agreement in effect on the date of the grant of such award, and with respect to incentive awards, Mr. Kurtzweil’s right to payment and the amount of such payment would be determined by the 2010 Plan. If either Mr. Kurtzweil or Mr. Kelley was generally disabled and the Company terminated his employment without cause in connection with a change in control prior to the date he was determined to have a long-term disability, or if he ceased to be generally disabled before his employment was terminated due to a long-term disability and he resigned for good reason (in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled (if not cured or consented to by the executive), then pursuant to his change in control agreement the executive would only be entitled to receive the base salary and COBRA premiums amounts specified for this triggering event.

(12)	Includes the following amounts: (i) guaranteed quarterly incentive award of 100%, or $21,840; and (ii) guaranteed annual incentive award of 100%, or $131,040.

(13)	Includes the following amounts: (i) guaranteed quarterly incentive award of 100%, or $21,000; and (ii) guaranteed annual incentive award of 100%, or $126,000.

DIRECTOR COMPENSATION

Summary of Cash and Certain Other Compensation

The following table summarizes the annual and long-term compensation of each of the Company’s non-employee directors who served during fiscal 2009.

Director Compensation for Fiscal 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Dolph W. von Arx (2)	$60,000	$118,939	$53,420	$232,359
James E. Dykes (3)	$25,000	$25,143	$14,037	$64,180
Clyde R. Hosein (4)	$60,000	$118,939	$53,420	$232,359
Robert A. Ingram (5)	$25,000	$40,423	$16,892	$82,315
Franco Plastina (6)	$60,000	$121,626	$52,997	$234,623
Harvey A. Wagner (7)	$80,000	$118,939	$53,420	$252,359
Thomas H. Werner (8)	$60,000	$118,939	$53,420	$232,359

(1)	Represents the amount of compensation cost recognized in fiscal 2009 in accordance with FAS 123R, disregarding any adjustments for forfeiture assumptions. With respect to Messrs. von Arx, Hosein, Plastina, Wagner and Werner, this includes amounts related to the annual grant of 5,000 nonqualified stock options and 5,000 shares of restricted stock on September 2, 2008, as well as compensation costs related to grants made in fiscal 2008. With respect to Mr. Dykes, this represents compensation costs related to grants made in fiscal 2008. With respect to Mr. Ingram, this includes amounts related to the grant of 3,750 nonqualified stock options and 3,750 shares of restricted stock upon his election to the Board of Directors on December 29, 2008. The exercise price of the option grants made on September 2, 2008 and December 29, 2008 is $22.90 and $14.71, respectively, the closing price of our common stock as reported by Nasdaq on the dates of grant. With respect to Messrs. von Arx, Hosein, Plastina, Wagner and Werner, the full grant date fair value of each stock option award and each restricted stock award was $52,899 and $114,500, respectively, computed in accordance with FAS 123R. With respect to Mr. Ingram, the full grant date fair value of his stock option award and restricted stock award was $25,620 and $55,162.50, respectively. The awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2009.

(2)	As of June 28, 2009, Mr. von Arx had 92,000 options outstanding, of which 89,500 were exercisable. In addition, Mr. von Arx held 5,000 shares of restricted stock that vested on September 2, 2009. Lastly, Mr. von Arx deferred $30,000 of the $60,000 of fees earned in fiscal 2009 into the Company’s Directors’ Deferred Compensation Plan, or the Deferred Compensation Plan.

(3)	As of June 28, 2009, Mr. Dykes had 45,000 options outstanding, all of which were exercisable. In addition, Mr. Dykes deferred $12,500 of the $25,000 of fees earned in fiscal 2009 into the Deferred Compensation Plan.

(4)	As of June 28, 2009, Mr. Hosein had 18,750 options outstanding, of which 16,250 were exercisable. In addition, Mr. Hosein held 5,000 shares of restricted stock that vested on September 2, 2009.

(5)	As of June 28, 2009, Mr. Ingram had 3,750 options outstanding, of which 1,250 were exercisable. In addition, Mr. Ingram held 3,750 shares of restricted stock that vested on September 2, 2009.

(6)	As of June 28, 2009, Mr. Plastina had 8,750 options outstanding, of which 6,250 were exercisable. In addition, Mr. Plastina held 5,000 shares of restricted stock that vested on September 2, 2009.

(7)	As of June 28, 2009, Mr. Wagner had 43,000 options outstanding, of which 40,500 were exercisable. In addition, Mr. Wagner held 5,000 shares of restricted stock that vested on September 2, 2009.

(8)	As of June 28, 2009, Mr. Werner had 17,500 options outstanding, of which 15,000 were exercisable. In addition, Mr. Werner held 5,000 shares of restricted stock that vested on September 2, 2009.

Summary of Director Compensation Program

Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of restricted stock and nonqualified stock options to purchase shares of the Company’s common stock. The Company also reimburses directors for expenses incurred in serving as a director. Directors who are also employed by the Company are not separately compensated for their service on the Board of Directors.

The Company grants each non-employee director annually an option to purchase 5,000 shares with a quarterly vesting schedule corresponding to the term of service following election as a director at the annual meeting of shareholders. The Company also grants each non-employee director a restricted stock award for 5,000 shares annually which vests on the first anniversary of the grant date. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are generally granted equity awards in an amount and with vesting terms that correspond to the remaining term of service before the next annual meeting. The exercise price of all option grants is equal to the fair market value on the grant date and the maximum term of the option is seven years. Vesting of the option and restricted stock award is subject to continued service to the Company. The options generally vest during the term of service following election or appointment as a director, vesting in equal increments on the last day of each calendar quarter following election or, if earlier, upon the election of directors at the next annual meeting.

In fiscal 2009, non-employee directors were paid the following quarterly cash retainers: $8,750 for service as a member of the Board; $1,250 for service as Lead Independent Director; $5,000 for service as Audit Committee Chair; $2,500 for service as Compensation Committee Chair; $1,250 for service as Governance and Nominations Committee Chair; $5,000 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Non-employee directors may receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future.

The Company’s non-employee directors may defer certain retainer payments to a later payment date under the Deferred Compensation Plan, which is designed to meet the requirements of Section 409A of the Code and to be exempt from the Employee Retirement Income Security Act. A participant may choose to receive payment upon his or her separation from service or at a date specified in the election. Any specified date must be at least one year later than the date the payment would have been made in the absence of a deferral election. A participant may choose to receive payment in a single lump sum in cash or in substantially equal annual cash installments for the number of years specified in the election (not to exceed ten) beginning on the designated payment date. Participants have the ability to earn “deemed” or “shadow” interest on their deferred amounts. The investment options are the same as those available under the Company’s tax-qualified Section 401(k) retirement plan. Participants direct the manner in which their deferred amounts are deemed invested among the investment options. The Deferred Compensation Plan was terminated as to further deferrals as of December 31, 2008.

Beginning in calendar year 2010, non-employee directors may elect to participate in the Company’s Non-Employee Director Stock Compensation and Deferral Plan. Under this plan, a participant will receive shares of the Company’s common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the consolidated closing bid price on The NASDAQ Stock Market on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.

Compensation Committee Interlocks and Insider Participation

Messrs. Werner and von Arx served on our Compensation Committee throughout fiscal 2009, and Mr. Ingram joined our Compensation Committee upon his election to our Board of Directors effective December 29, 2008. None of these individuals has ever served as an officer or employee of the Company or any of its subsidiaries, nor were they involved in any related person transaction during fiscal 2009. No interlocking relationships existed during fiscal 2009 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2010. Ernst & Young LLP was first engaged as our independent auditors for fiscal 1999 and has served as our independent auditors for each subsequent fiscal year. A representative from Ernst & Young LLP is expected to be present at the 2009 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for approval. If the appointment of Ernst & Young LLP is not ratified by a majority of the shares cast at the 2009 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years.

The Board of Directors recommends

shareholders vote FOR Proposal No. 3.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.cree.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s Chief Executive Officer and Chief Financial Officer. The Audit Committee has also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 28, 2009 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Harvey A. Wagner, Chairman

Clyde R. Hosein

Franco Plastina

Independent Auditor Fee Information

The fees of Ernst & Young LLP for the fiscal years shown were as follows:

	Fiscal 2009	Fiscal 2008
Audit Fees	$1,083,751	$1,098,750
Audit-Related Fees	—	61,827
Tax Fees	145,876	342,421
All Other Fees	2,960	1,050

Total	$1,232,587	$1,504,048

Audit Fees. This category includes fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, internal controls attestation under Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.” The services comprising the fees disclosed under this category for fiscal 2008 were primarily for due diligence work performed in connection with our acquisition of LLF.

Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax advice. The services comprising the fees disclosed under this category for fiscal 2009 and 2008 were primarily related to assistance in responding to Internal Revenue Service audit inquiries of our prior year tax returns and also for ongoing transfer pricing documentation assistance.

All Other Fees. This category includes fees billed in the fiscal year shown for products and services provided by Ernst & Young LLP that are not reported in any other category. The services comprising the fees disclosed under this category for fiscal 2009 and fiscal 2008 were for training and online research access.

All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent auditors during fiscal 2009 and fiscal 2008 were approved by or on behalf of the Company’s Audit Committee.

OTHER MATTERS

Other Business

Other than the election of directors, approval of the amendment to the LTIP and ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 27, 2010, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2009 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by a certain date. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than eight nominees.

2010 Annual Meeting of Shareholders

Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2010 must be received by the Company not later than May 18, 2010, and must comply with the Commission’s rules in other respects.

Other shareholder proposals to be presented at the annual meeting in 2010, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 31, 2010, nor earlier than July 1, 2010. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Procedures for Director Nominations

Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties; (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially; (c) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders; (d) the extent to which the candidate would fill a present need on the Board of Directors; and (e) whether the candidate can make sufficient time available to perform the duties of a director. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification.

The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.

Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2010 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2010 Annual Meeting of Shareholders” above.

Shareholder Communications with Directors

The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board of Directors in fulfilling its responsibilities to all shareholders. To that end the Board of Directors has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board of Directors may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

Costs of Soliciting Proxies

The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and to provide related advice and informational support for a fee of $7,500 plus an allowance for the reimbursement of customary disbursements. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

A copy of the Company’s report on Form 10-K for the fiscal year ended June 28, 2009 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.

Shareholders Sharing the Same Last Name and Address

Only one Notice or annual report and proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or annual report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to

Corporate_Secretary@Cree.com, by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 313-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.

Principal Executive Offices and Annual Meeting Location

The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 313-5300. The 2009 Annual Meeting of Shareholders will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, October 29, 2009, at 10:00 a.m. local time. Requests for directions to the meeting location may be directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.

Dated: September 4, 2009

APPENDIX A

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

(As amended August 18, 2009, subject to shareholder approval)

ARTICLE 1—GENERAL PROVISIONS

1.1 Establishment of Plan. Cree, Inc., a North Carolina corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Cree, Inc. 2004 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

1.3 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Stock Units, (vi) Performance Units, or any combination of these. Awards under the Plan may be made to Eligible Participants who are Outside Directors in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Stock Units, or any combination of these, subject to and in accordance with Section 4.2 and Article 10.

1.4 Effective Date. The Plan became effective upon approval of the Plan by the Company’s shareholders on November 4, 2004, and the date of such approval is referred to herein as the “Effective Date.”

1.5 Predecessor Plan. Upon approval of the Plan by the shareholders of the Company, no further grants may be made under the Cree, Inc. Amended and Restated Equity Compensation Plan (the “Predecessor Plan”).

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 “Award Agreement” means the written agreement, whether in printed or electronic form, between the Company and a Participant, evidencing an Award granted to the Participant under the Plan. The Award Agreement may be in the form of a master agreement between an Eligible Participant and the Company with respect to all or any types of Awards supplemented, with respect to a particular Award, by a notice of award issued by the Company.

2.2 “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Unit or combination of these.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means, unless provided otherwise in the Award Agreement or the Plan: (i) “Cause” as defined in an Individual Agreement to which a Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define Cause, termination of the Participant’s employment by the Company or any other Employer because of any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined by the Committee in good faith, including but not limited to (as determined by the Committee in good faith), (A) Participant’s breach of any agreement between Participant and an Employer, (B) Participant’s intentional or negligent failure to perform a reasonably requested directive or assignment or to perform his duties to the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, or (C) Participant’s misappropriation or attempted misappropriation of any of the Employer’s funds or property.

2.5 “Change in Control” means, unless provided otherwise in the Award Agreement, “Change in Control” or “Change of Control”, as applicable, as defined in an Individual Agreement to which a Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Change in Control, no Termination of Employment for that Participant shall be considered to be in connection with a Change in Control.

2.6 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7 “Committee” means a committee appointed by the Board to administer this Plan (or any specific provisions hereunder) pursuant to Article 3.

2.8 “Company” means Cree, Inc., a North Carolina corporation, and its successors and assigns.

2.9 “Disability” means, with respect to any Incentive Stock Option, disability as determined under Section 22(e)(3) of the Code, and with respect to any other Award, unless provided otherwise in the Award Agreement, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance and which results in Termination of Employment of the Participant, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

2.10 “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.11 “Eligible Participant” means any employee of the Employer and any Outside Director, subject to such limitations as may be provided by the Code, the Exchange Act or the Committee, as shall be determined by the Committee.

2.12 “Employer” means the Company and any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.14 “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that unless otherwise directed by the Committee:

(a) if the Shares are listed for trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

(b) if the Shares are listed for trading on The Nasdaq Stock Market and have been designated as a “Nasdaq Global Market” security (or such other name as The Nasdaq Stock Market may hereafter adopt for such segment), Fair Market Value on any date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or on the last day preceding such date on which a sale was reported during the regular trading session;

(c) if the Shares are listed for trading on The Nasdaq Stock Market and have not been designated under subsection (b) above, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system during the regular trading session on such date or on the last day preceding such date on which a sale was reported during the regular trading session; or

(d) if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

For purposes of subsection (a) above, if the Shares are traded on more than one national securities exchange, then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange if the Shares are then traded on such exchange and (ii) otherwise such other exchange on which Shares are traded as may be designated by the Committee.

2.15 “Good Reason” means a Termination of Employment for “Good Reason” as defined in an Individual Agreement to which the Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Good Reason, no Termination of Employment for that Participant shall be considered to be for “Good Reason.”

2.16 “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which meets the requirements of Section 422 of the Code.

2.17 “Individual Agreement” means a written agreement between a Participant and the Company or any other Employer relating to employment by the Company or other Employer or to service as an Outside Director of the Company (other than an Award Agreement).

2.18 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.19 “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan that does not meet the requirements of Section 422 of the Code.

2.20 “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.21 “Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.22 “Outside Director” means a member of the Board who is not an employee of the Company or any other Employer.

2.23 “Participant” means an Eligible Participant to whom an Award has been granted.

2.24 “Payment Date” shall have the meaning set forth in Section 5.6 of the Plan.

2.25 “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of Awards intended to comply with Section 162(m) of the Code.

2.26 “Plan” means the Cree, Inc. 2004 Long-Term Incentive Compensation Plan, as amended from time to time.

2.27 “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28 “Restriction Period” means the period of any restriction applicable to an Award of Restricted Stock or Stock Units, which period shall commence on the date an Award of Restricted Stock or Stock Units is granted and end on such date as the Committee shall determine (subject to Sections 7.2(b) and Section 14.2).

2.29 “Retirement” means, unless provided otherwise in the Award Agreement, Termination of Employment other than for Cause after a Participant has reached the age of 55 years and has completed at least five years of service (full-time or full-time equivalent).

2.30 “Share” means one share of common stock, par value $0.00125 per share, of the Company, as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.31 “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

2.32 “Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.33 “Termination of Employment” means, unless provided otherwise in the Award Agreement, the discontinuance of employment of a Participant with the Employer for any reason, whether voluntary or involuntary, or in the case of an Outside Director, the discontinuance of services to the Company by an Outside Director, for any reason, whether voluntary or involuntary. If an Outside Director becomes an employee of the Company or any other Employer before or upon terminating service as an Outside Director, such employment will constitute a continuation of service with respect to Awards granted to the Participant while he or she served as a member of the Board. The determination of whether a Participant has discontinued employment or service shall be made by the Committee in its sole discretion. “Termination of Service” as used in an Award Agreement shall mean Termination of Employment.

ARTICLE 3—ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board of Directors. Unless the Board directs otherwise, the Compensation Committee of the Board shall serve as the Committee.

3.2 Authority of the Committee.

(a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Award Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(b) The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee or Outside Director under the Plan (including whether a Participant shall be deemed to have experienced a Termination of Employment, or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to qualify as an Employer, (ii) any leave of absence, (iii) any transfer between locations of employment with the Employer or between Employers, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) any employee who, at the request of the Employer or the Company, becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Employer.

(c) All actions, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Committee shall consider such factors as it deems relevant to making or taking such actions, determinations and decisions including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest an action, determination or decision by the Committee with respect to such person or Award only on the grounds that such action, determination or decision was arbitrary or capricious or was unlawful, and any review of such action, determination or decision shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for each Employer of a Participant located in such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, at any time and from time to time, to the extent permitted by law and the Company’s Bylaws and subject to the applicable rules of any securities exchange or quotation or trading system on which Shares are traded, delegate to one or more members of the Committee or executive officers of the Company any or all of its authority under Section 3.2 and 3.3, except that the Committee may not delegate such authority with respect to Awards to members of the Board or to executive officers of the Company. The Committee may delegate the administration of the Plan to an officer or employee of the Company, and such administrator(s) may have the authority to prepare, execute and distribute Award Agreements or other documents relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee, including without limitation, provisions related to the consequences of Termination of Employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Award Agreement or otherwise confirm the Participant’s acceptance of the provisions of the Award Agreement. The Participant shall in any event be deemed to have accepted the provisions of an Award Agreement delivered to the Participant with respect to an Award by exercising the Award or receiving any benefits thereunder.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and any persons acting on its behalf pursuant to authority delegated by the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the person seeking indemnification has been negligent or engaged in misconduct in the performance of his or her duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4—SHARES SUBJECT TO THE PLAN

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 11,200,000 plus (ii) the number of Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.

(b) Subject to adjustment as provided in Section 4.3, no more than an aggregate of 1,400,000 Shares authorized by subsection (a) may be issued pursuant to Awards of Restricted Stock, Stock Units or Performance Units.

(c) If for any reason any Shares awarded or subject to purchase under this Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right or Performance Unit, such Shares shall again be available for issuance pursuant to an Award under the Plan, except that Shares with respect to which a Stock Appreciation Right is exercised, and Shares withheld for payment of taxes pursuant to Section 13.2, shall not thereafter be available for issuance under the Plan. The determination of the number of issued Shares that again become available for issuance with respect to grants of Incentive Stock Options pursuant to this Section 4.1 shall be made in accordance with the requirements of Treas. Reg. section 1.422-2(b)(3).

4.2 Individual Limits.

(a) Tax Code Limits. Except to the extent the Committee determines that an Award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code: (i) the aggregate number of Shares subject to Options or Stock Appreciation Rights granted under this Plan in any one fiscal year to any one Participant shall not exceed 300,000; (ii) the aggregate number of Shares subject to Restricted Stock or Stock Unit Awards granted under this Plan in any one fiscal year to any one Participant shall not exceed 100,000; and (iii) the aggregate value of Performance Unit Awards (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall not exceed the Fair Market Value of 100,000 Shares.

(b) Awards to Outside Directors. Awards to Outside Directors may be in the form of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof. The aggregate number of Shares subject to Restricted Stock or Stock Units granted under this Plan in any one fiscal year to any Outside Director shall not exceed 10,000. The aggregate number of Shares subject to Awards of any type granted under this Plan in any one fiscal year to any Outside Director shall not exceed 20,000.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (including unpaired shares replacing paired Shares); or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the number of Shares that may be awarded as set forth in Section 4.1;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code.

ARTICLE 5—STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee may be granted ISOs.

5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an Option shall not be less than the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; (ii) for any Award granted on or before June 29, 2008, in the event of the Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (iii), plus the number of Shares subject to Awards granted pursuant to clause (ii) of the third sentence of Section 6.4, clause (iii) of the first sentence of Section 7.2(b) and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan. In addition, the Committee may provide in the Award Agreement for the deferral of gains related to an exercise or may establish a cap on the maximum earnings a Participant can realize from exercise.

5.6 Payment. Options shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the Award Agreement from time to time. Unless otherwise authorized by the Committee, no Shares shall be delivered, whether in certificated or uncertificated form, until the full Option Price has been paid. Full payment of the Option Price (less any amount previously received from the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company either: (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option

Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000.

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

6.2 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3 Payment. The Committee shall have sole discretion to determine in each Award Agreement whether the payment with respect to the exercise of an SAR will be in the form of cash, Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion to determine in each Award Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine in each Award Agreement whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4 Duration, Exercise Price and Exercise of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the seventh (7th) anniversary of its grant date. The exercise price for each grant of an SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; or (ii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (ii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the first sentence of Section 5.5, clause (iii) of the first sentence of Section 7.2(b), and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

ARTICLE 7—RESTRICTED STOCK AND STOCK UNITS

7.1 Grants of Restricted Stock and Stock Units. Restricted Stock Awards and Stock Unit Awards may be made to Eligible Participants as an incentive for the performance of future services that the Committee in its sole discretion determines will contribute materially to the successful operation of the Employer. Subject to Section 4.2 with respect to grants to Outside Directors, Awards of Restricted Stock or Stock Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or Stock Units or deferred grants of Restricted Stock or Stock Units.

7.2 Restricted Stock/Stock Unit Award Agreement.

(a) In General. The Restricted Stock Award Agreement or the Stock Unit Award Agreement, as applicable, shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock or Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or Stock Unit such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances will shorten or terminate the Restriction Period; and rights of the Participant during the Restriction Period to vote and receive dividends in the case of Restricted Stock, or to receive dividend equivalents in the case of Stock Units that accrue dividend equivalents.

(b) Minimum Restriction Periods. All grants of Restricted Stock or Stock Units shall have a Restriction Period of at least three (3) years (or one (1) year in the case of Restricted Stock or Stock Unit Awards with restrictions based solely on achievement of performance goals), except that the Committee may provide in the Award Agreement and/or an Individual Agreement for vesting of the Award on a pro rata basis during the Restriction Period and/or that the Restriction Period for any Award may otherwise be shortened only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; (ii) for any Award granted on or before June 29, 2008, in the event of the Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (iii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the first sentence of Section 5.5, clause (ii) of the third sentence of Section 6.4, and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

(c) Execution of Award Agreements. Notwithstanding Section 3.5, a Restricted Stock or Stock Unit Award must be accepted within a period of sixty (60) days after receipt, or such other period as the Committee may specify, by executing a Restricted Stock/Stock Unit Award Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock or Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Stock Unit Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

7.3 Nontransferability. Except as otherwise provided in this Article 7 or in a Participant’s Award Agreement, no shares of Restricted Stock or Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, assigned, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Stock Units, either during or after the Restriction Period, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under an Award of Restricted Stock or Stock Units shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the vesting of the applicable Shares. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. A Participant receiving a Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units to the extent provided in the Award Agreement relating to the Award. The Committee may require that such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Awards intended to qualify for the performance-based compensation provisions of Section 162(m) of the Code, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for such provisions.

ARTICLE 8—PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

8.3 Earning of Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee may provide in the Award Agreement and/or an Individual Agreement that the Performance Units are earned notwithstanding achievement of the performance goals only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; or (ii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (ii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the first sentence of Section 5.5, clause (ii) of the third sentence of Section 6.4, and clause (iii) of the first sentence of Section 7.2(b), does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

8.4 Form and Timing of Payment of Performance Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to earned grants of Performance Units that are being settled in Shares and that have not yet been distributed to the Participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Stock Units, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

8.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 9—PERFORMANCE MEASURES

9.1 Approved Measures. Until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Awards granted to Eligible Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

9.2 Adjustments to Measures. The Committee shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. In the case of Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Section 162(m) of the Code). The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, and which are held by executive officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9.3 Use of Other Measures. If changes in applicable laws or regulations permit the Committee, in the case of Awards intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, discretion to use performance measures other than those listed in Section 9.1 without obtaining shareholder approval of such changes, the Committee may make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 10—AWARDS TO NON-EMPLOYEE DIRECTORS

An Outside Director may be granted one or more Awards of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof in any fiscal year, subject to the limitations of Section 4.2. The number of Shares subject to such Awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such Awards shall be approved from time to time by the Committee and shall be subject to the terms of this Plan applicable to Awards in general. Outside Directors may receive Awards under the Plan only as provided in this Article 10.

ARTICLE 11—BENEFICIARY DESIGNATION

If and to the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If any such designation is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such designations. Unless different rules and procedures are established by the Committee, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with a designated representative of the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12—DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant.

ARTICLE 13—WITHHOLDING

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, to the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14—AMENDMENT AND TERMINATION

14.1 Amendment of Plan. Except as otherwise provided in this Section 14.1, the Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. Neither the Committee nor the Board may, without approval of the shareholders of the Company, amend the Plan to (i) materially increase benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan or (iii) materially modify the requirements for participation in the Plan. The Company will also obtain the approval of the shareholders before amending the Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

14.2 Amendment of Award; Repricing. The Committee may, at any time, amend outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that: (i) if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment, except as provided in Section 14.4 or in the Award Agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding Option or SAR, nor award any Option or SAR in replacement of a canceled Option or SAR with a higher exercise price, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company. To the extent not inconsistent with the terms of the Plan and the foregoing, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Neither the Committee nor the Board may amend, waive, lapse or otherwise modify any conditions or restrictions in any outstanding Award without approval of the shareholders of the Company, except to the extent the Awards so modified would have been permitted by clause (iii) of the first sentence of Section 5.5, clause (ii) of the third sentence of Section 6.4, clause (iii) of the first sentence of Section 7.2(b), or clause (ii) of the second sentence of Section 8.3.

14.3 Termination of Plan. No Awards shall be granted under the Plan after November 3, 2015, but Awards theretofore granted may extend beyond that date.

14.4 Cancellation of Awards.

(a) The Committee may, in its sole discretion, provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

(b) For purposes of this Section, except to the extent provided otherwise in the Award Agreement, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company or any Employer and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.4 above without regard to any definition of Cause in any Individual Agreement), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company or any other Employer which is disparaging or which in any way reflects negatively upon the Company or the Employer; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or any Employer; or (v) the refusal or failure of a

Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she has not engaged in any activity described in clauses (i)-(iv).

14.5 Assumption or Acceleration of Awards. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, each Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets or stock or other corporate transaction, the Committee shall notify the Participant that, subject to rescission if the merger, sale of assets or stock or other corporate transaction is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period.

ARTICLE 15—MISCELLANEOUS PROVISIONS

15.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or quotation or trading system on which Shares are traded and any applicable federal, state, local or foreign laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or quotation or trading system on which Shares are traded.

15.2 Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares covered by an Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

15.3 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a member of the Board, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Except to the extent approved by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

15.4 Compliance with Laws. At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desirable, all Awards granted under this Plan shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate. The Plan and the grant of Awards shall be subject to all applicable federal, state local and foreign laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

15.5 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

15.6 Tax Elections. Each Participant shall give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Section 83(b) of the Code.

15.7 Legal Construction.

(a) Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would result in the Plan or any Award Agreement not complying with any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of North Carolina.

APPENDIX B

RADFORD EXECUTIVE SURVEY PARTICIPANTS

($200M-$600M REVENUE)

1	3COM	47	ECLIPSYS
2	ACER AMERICA	48	ELECTRO SCIENTIFIC INDUSTRIES
3	ADAPTEC	49	ELECTRONICS FOR IMAGING
4	ADVANCED ENERGY INDUSTRIES	50	EMS TECHNOLOGIES
5	AFFYMETRIX	51	EMULEX
6	AIRVANA	52	ENTEGRIS
7	AKAMAI TECHNOLOGIES	53	EPICOR SOFTWARE
8	ALIGN TECHNOLOGY	54	EQUINIX
9	ALKERMES	55	EXTREME NETWORKS
10	AMCC	56	F5 NETWORKS
11	ANADIGICS	57	FIRST CONSULTING GROUP
12	AQUANTIVE	58	FIRST FRANKLIN FINANCIAL
13	ARGON ST	59	FLIR SYSTEMS
14	ARIBA	60	FORMFACTOR
15	ARTHROCARE	61	FOUNDRY NETWORKS
16	ASYST TECHNOLOGIES	62	FUJITSU AMERICA
17	ATHEROS COMMUNICATIONS	63	GENESIS MICROCHIP
18	AVANEX	64	GSI GROUP
19	AVID TECHNOLOGY	65	HARMONIC
20	AXCELIS TECHNOLOGIES	66	HARRIS STRATEX NETWORKS
21	BAE SYSTEMS INFORMATION TECHNOLOGY	67	HITACHI HIGH TECHNOLOGIES AMERICA
22	BAE SYSTEMS- NETWORK SYSTEMS	68	HOLOGIC
23	BORLAND SOFTWARE	69	HUTCHINSON TECHNOLOGY
24	BOWE BELL & HOWELL	70	I2 TECHNOLOGIES
25	BROOKS AUTOMATION	71	IAC SEARCH & MEDIA
26	CABOT MICROELECTRONICS	72	ICF INTERNATIONAL
27	CAMBRIDGE SILICON RADIO	73	INFINEON TECHNOLOGIES
28	CDC SOFTWARE	74	INFOCUS
29	CHECKFREE	75	INFORMATICA
30	CIENA	76	INFOSPACE
31	CNET NETWORKS	77	INTEGRATED DEVICE TECHNOLOGY
32	COGNEX	78	INTERMEC
33	COGNOS	79	INTERSIL
34	COHERENT	80	INTERWOVEN
35	COMM & POWER INDUSTRIES	81	INTEVAC
36	CONEXANT SYSTEMS	82	INTUITIVE SURGICAL
37	CRAY	83	IOMEGA
38	CREDENCE SYSTEMS	84	ION GEOPHYSICAL
39	CREE	85	ITG
40	CSG SYSTEMS	86	ITRON
41	CUBIC CORPORATION	87	JAZZ SEMICONDUCTOR
42	CYMER	88	KULICKE AND SOFFA
43	DENDRITE INTERNATIONAL	89	KYPHON
44	DIGITAL RIVER	90	LATTICE SEMICONDUCTOR
45	DOLBY LABORATORIES	91	LAWSON SOFTWARE
46	DOT HILL SYSTEMS	92	LEAPFROG ENTERPRISES
		93	MACROVISION

B-1

94	MATTSON TECHNOLOGY	142	SAVVIS COMMUNICATIONS
95	MEGGITT-USA	143	SECURE COMPUTING
96	MENTOR GRAPHICS	144	SEMTECH
97	MERCURY COMPUTER SYSTEMS	145	SGI
98	MERIX	146	SILICON IMAGE
99	MICREL SEMICONDUCTOR	147	SILICON LABORATORIES
100	MICROSEMI	148	SILICON STORAGE TECHNOLOGY
101	MISYS HEALTHCARE SYSTEMS	149	SIRF TECHNOLOGY
102	MOVE.COM	150	SKILLSOFT
103	MSC.SOFTWARE	151	SKYWORKS SOLUTIONS
104	NATIONAL INSTRUMENTS	152	SMART MODULAR TECHNOLOGIES
105	NAVTEQ	153	SMSC
106	NEC ELECTRONICS AMERICA	154	SOLIDWORKS
107	NEKTAR THERAPEUTICS	155	SONUS NETWORKS
108	NEUSTAR	156	SPACE SYSTEMS/LORAL
109	NEWPORT	157	SPIRENT COMMUNICATIONS
110	NIKON PRECISION	158	SPSS
111	NOVATEL WIRELESS	159	STANLEY ASSOCIATES
112	NOVELL	160	STERLING COMMERCE
113	NUANCE COMMUNICATIONS	161	SUMCO USA PHOENIX
114	OMNIVISION TECHNOLOGIES	162	SVB FINANCIAL GROUP
115	OPEN TEXT	163	SYBASE
116	OPENWAVE	164	SYMMETRICOM
117	OPNEXT	165	SYNIVERSE TECHNOLOGIES
118	PHILIPS LUMILEDS LIGHTING COMPANY	166	T-SYSTEMS
119	PHOTRONICS	167	TAKE TWO INTERACTIVE SOFTWARE
120	PLANAR SYSTEMS	168	TDK ELECTRONICS
121	PLANTRONICS	169	TEKELEC
122	PMC-SIERRA	170	TERUMO MEDICAL
123	POLYCOM	171	TESSERA TECHNOLOGIES
124	POWERWAVE TECHNOLOGIES	172	TIBCO SOFTWARE
125	PRESSTEK	173	TIVO
126	PROGRESS SOFTWARE	174	TOKYO ELECTRON US HOLDINGS
127	PROVIDE COMMERCE	175	TREND MICRO
128	QAD	176	TRIDENT MICROSYSTEMS
129	QLOGIC	177	TRIMBLE NAVIGATION
130	QUEST SOFTWARE	178	TRIQUINT SEMICONDUCTOR
131	RACKABLE SYSTEMS	179	TRIZETTO
132	RADIANT SYSTEMS	180	UBISOFT
133	RADISYS	181	ULTRACLEAN TECHNOLOGY
134	RCN	182	UNITED ONLINE
135	RED HAT	183	UNITED ONLINE
136	REDBACK NETWORKS	184	VARIAN
137	RESMED	185	VEECO INSTRUMENTS
138	ROCHE PALO ALTO LLC	186	VERIGY
139	S1	187	VIASAT
140	SALESFORCE.COM	188	VISHAY- SILICONIX
141	SAMSUNG AUSTIN SEMICONDUCTOR	189	VMWARE
		190	VONAGE
		191	WAFERTECH
		192	WALT DISNEY INTERNET GROUP
		193	WEBEX

B-2

APPENDIX C

RADFORD EXECUTIVE SURVEY PARTICIPANTS

(SEMICONDUCTOR WITH <$200M REVENUE)

1	ACTEL
2	ANADIGICS
3	CALIFORNIA MICRO DEVICES
4	CIRRUS LOGIC
5	EPSON ELECTRONICS AMERICA - SJ
6	EXAR
7	HI/FN
8	IKANOS COMMUNICATIONS
9	MICRONAS USA
10	MICROTUNE
11	MINDSPEED TECHNOLOGIES
12	MIPS TECHNOLOGIES
13	MONOLITHIC POWER SYSTEMS
14	NETLIST
15	NETLOGIC MICROSYSTEMS
16	PIXELWORKS
17	PLX TECHNOLOGY
18	QUICKLOGIC
19	RAMBUS
20	SIGMATEL
21	TRANSWITCH
22	TSMC NORTH AMERICA
23	TUNDRA SEMICONDUCTOR
24	VIRAGE LOGIC

C-1

CREE, INC. 4600 SILICON DRIVE DURHAM, NC 27703

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CREE, INC. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CREE, INC.			For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐		☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) Charles M. Swoboda	05) Robert A. Ingram
02) John W. Palmour, Ph.D.	06) Franco Plastina
03) Dolph W. von Arx	07) Harvey A. Wagner
04) Clyde R. Hosein	08) Thomas H. Werner
	The Board of Directors recommends you vote FOR the following proposal(s): Vote on Proposals						For	Against	Abstain
	2. APPROVAL OF AMENDMENT TO THE 2004 LONG-TERM INCENTIVE COMPENSATION PLAN						☐	☐	☐

	3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 27, 2010.						☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting or any adjournments thereof, the person named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 4, 2009, receipt of which is hereby acknowledged.

	For address changes, please check this box and			☐
write the changes on the back where indicated.
		Yes	No
	Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS OCTOBER 29, 2009

The undersigned hereby appoints Charles M. Swoboda and Adam H. Broome, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. that the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Thursday, October 29, 2009 at 10:00 a.m. local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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Address Changes:

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CONTINUED AND TO BE SIGNED ON REVERSE SIDE